UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to ss. 240.14a-12
Northfield Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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VIRTUAL ONLY ANNUAL MEETING OF STOCKHOLDERS
April 11, 2022
Dear Fellow Stockholder:
The 2022 Annual Meeting of Stockholders of Northfield Bancorp, Inc. (sometimes referred to as the “Bancorp”), parent of Northfield Bank (collectively with the Bancorp, the “Company”), will be held in a virtual only format with stockholder participation via live audio webcast. The meeting will be held on May 25, 2022, at 10:00 A.M. Eastern Time. You may participate in the Annual Meeting, submit questions, and vote online, until voting is closed, at www.virtualshareholdermeeting.com/NFBK2022.
The accompanying Notice of Annual Meeting and Proxy Statement describe the formal business expected to be transacted. During the Annual Meeting we also will report on the consolidated operations of Northfield Bancorp, Inc.
The business to be conducted at the Annual Meeting consists of the election of four directors, consideration of an advisory, non-binding resolution with respect to the executive compensation described in the Proxy Statement, and ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2022.
The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of Northfield Bancorp, Inc. and its stockholders, and unanimously recommends a vote “FOR” each matter to be considered.
YOUR VOTE IS IMPORTANT. You may vote your shares using the Internet or the telephone by following the instructions set forth in the Proxy Statement. You also may vote by signing, dating, and returning a Proxy Card or voting instruction form, in the postage-paid envelope provided, if you requested and received a paper copy of the Proxy Statement. Voting in advance of the Annual Meeting will not prevent you from voting online during the live, audio webcast, but will assure that your vote is counted if you are unable to participate in the Annual Meeting. However, if your shares are not registered in your name, you will need additional documentation from the recordholder to vote via the live audio webcast. YOU DO NOT NEED A VOTING CONTROL NUMBER TO ACCESS THE ANNUAL MEETING, BUT YOU WILL ONLY BE ABLE TO VOTE YOUR SHARES AT THE ANNUAL MEETING BY ENTERING YOUR CONTROL NUMBER FOUND IN THE MATERIALS YOU RECEIVED.
Also provided for your review or made available online is our Annual Report on Form 10-K for the year ended December 31, 2021, which contains detailed information concerning our activities and operating performance. On behalf of the Board of Directors, I thank you for your continued support.
Sincerely,

Steven M. Klein
Chairman of the Board,
President and Chief Executive Officer

NORTHFIELD BANCORP, INC.
***VIRTUAL ONLY***
www.virtualshareholdermeeting.com/NFBK2022

2022 ANNUAL MEETING OF STOCKHOLDERS
May 25, 2022, 10:00 A.M. Eastern Time
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
Notice is hereby given that the 2022 Annual Meeting of Stockholders of Northfield Bancorp, Inc. will be held VIRTUAL ONLY at 10:00 a.m., Eastern Time, on May 25, 2022. You may participate in the Annual Meeting, submit questions, and vote online, until voting is closed, at www.virtualshareholdermeeting.com/NFBK2022. The Meeting is for the purpose of considering and acting upon:
1.	The election of four directors;
2.	An advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement;
3.	The ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2022; and
such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.
Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 28, 2022, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.
All stockholders of record of Northfield Bancorp, Inc. entitled to vote during the live audio webcast should receive, by U.S. mail, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice of Internet Availability for requesting such materials.
Your Vote is Important
Please vote as promptly as possible by using the Internet or telephone, or by signing, dating, and returning the Proxy Card or voting instruction form, in the postage-paid envelope (mailed to those who requested and received paper copies of this Proxy Statement).
Even if you plan to participate in the live audio webcast, you may choose to vote your shares by internet, by telephone or by signing, dating, and returning, without delay, in the postage paid envelope, the enclosed Proxy Card or voting instruction form, if you requested and received a paper copy of the Proxy Statement. Any proxy that you give may be revoked at any time before it is exercised. You may revoke a proxy by filing with the Corporate Secretary of Northfield Bancorp, Inc., a written revocation, or a duly executed proxy bearing a later date. If you participate in the live audio webcast, you may revoke your proxy and vote on each matter brought before the meeting. However, if your shares are not registered in your name, you will need additional documentation from the record holder to vote via the live audio webcast. You do not need a voting control number to access the Annual Meeting, but you will only be able to vote your shares at the Annual Meeting by entering your CONTROL NUMBER FOUND IN THE MATERIALS YOU RECEIVED.
By Order of the Board of Directors

Woodbridge, New Jersey	Susan Aufiero-Peters, Esq.
April 11, 2022	Senior Vice President and Corporate Secretary

Proxy Statement

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[i]

ii	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

PROXY STATEMENT
NORTHFIELD BANCORP, INC.
***VIRTUAL ONLY***
www.virtualshareholdermeeting.com/NFBK2022
2022 ANNUAL MEETING OF STOCKHOLDERS
May 25, 2022, 10:00 A.M. Eastern Time
PROXY SUMMARY
Proposals to be Voted On
Proposal	Board Recommendation
Proposal 1 - Election of Directors. Information regarding each nominee can be found beginning on page 11.	The Board of Directors recommends a vote “FOR” each of the nominees for Director.

Proposal 2 – Advisory, non-binding resolution to approve executive compensation. Information regarding our executive compensation can be found beginning on page 25.	The Board of Directors recommends a vote “FOR” the approval of the advisory, non-binding resolution, to approve the executive compensation described in this Proxy Statement.

Proposal 3 - Ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2022. Information regarding fees and services of KPMG LLP can be found on page 44
The Board of Directors recommends a vote “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm.
Nominees for Director
Name	Age	Director Since	Independent	Committees
Gil Chapman	68	2005	✔	Audit, Compliance & Information Technology, Nominating & Corporate Governance
Steven M. Klein	56	2013		Ex Officio Member of all Board committees, with the exception of Audit, Compensation, and Nominating and Corporate Governance
Frank P. Patafio	61	2013	✔	Audit, Loan, Risk
Paul V. Stahlin	69	2019	✔	Audit, Compensation, Compliance & Information Technology

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[1]

Environmental, Social and Governance Highlights
Strong, Independent and Risk Focused Governance Model
•  Diverse and experienced Board of Directors -
    40% of board members are women or minorities.
•  90% of directors are independent in accordance
    with NASDAQ Stock Market rules.
•  Independent directors comprise 100% of our
    Nominating & Corporate Governance,
    Compensation, and Audit Committees.
•  Independent Lead Director.
•  Robust stock ownership requirements for
    Directors and Executive Officers.
•  Prohibition against hedging and borrowing
    against Bancorp stock.
•  Board oversight of key organizational risks
    including cybersecurity.
•  Executive Compensation aligned to Company
    performance and competitive, stockholder
    focused market practices.

Environmental and Social Commitment
•  Nominating and Corporate Governance
    Committee monitors plans, programs and
    results related to ESG matters.
•  Dedicated employee team established to focus
    on environmental impact mitigation initiatives in
    the Company, with third-party service providers
    and within the communities we serve.
    ○  19% reduction in paper usage in 2021
        from 2019
    ○  Established remote work policies
        reducing travel by over 10%
•  Focused on Diversity, Equity and Inclusion.
    ○  67% of employees are women
    ○  38% of employees are minorities
    ○  36% of senior leadership are women
•  85% of the housing units financed in 2021 with     multifamily loans had rents affordable to low and     moderate income individuals.

Executive Compensation Overview
•  Program tied to Company financial performance
    and risk management.
•  Balance of short-term and long-term, fixed and
    variable, and cash and equity elements focused
    on the Company’s strategic objectives.
•  Independent and experienced consultant
    engaged directly by the Compensation
    Committee.
•  Compensation Committee obtains independent
    benchmarking of director and executive
    compensation.
•  Executive compensation targeted at
    50th percentile, with adjustments made for
    experience and performance.

•  Strong historical stockholder support of
    executive compensation (over 97% in 2021).
•  Timely feedback from stockholders - Company
    supports annual “say-on-pay” vote.
•  CEO Pay ratio of 22 to 1 in 2021.
•  Limited use of employment/change-in-control
    contracts, with “double-triggers” and no
    “evergreen” or “gross-up” provisions. Payment
    formulas exclude retirement contributions and
    perquisites, and limit health and welfare
    benefits to 18 months.
•  Clawback requirements contained in incentive
    compensation plans and Board-adopted
    policies for both cash and equity compensation.

ANNUAL MEETING OF STOCKHOLDERS
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Northfield Bancorp, Inc. (sometimes referred to as the “Board”) to be used at the 2022 Annual Meeting of Stockholders of Northfield Bancorp, Inc., which will be held in a virtual only format via live audio webcast at www.virtualshareholdermeeting.com/NFBK2022, at 10:00 a.m., Eastern Time, on May 25, 2022, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being made available to stockholders on or about April 11, 2022.
REVOCATION OF PROXIES
Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by using the Internet or telephone, or by signing, dating, and

[2]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

returning your Proxy Card or voting instruction form to Northfield Bancorp, Inc. (if you requested and received a paper copy of the Proxy Statement). Unrevoked proxies we receive that are signed and dated, but contain no instructions for voting, will be voted “FOR” Proposals 1, 2, and 3, as set forth in this Proxy Statement.
Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Northfield Bancorp, Inc., at 581 Main Street, Suite 810, Woodbridge, New Jersey 07095, or by returning a duly executed proxy bearing a later date by mail as described on your Proxy Card. Participation virtually via live audio webcast, of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder votes his or her ballot via live audio webcast at the Annual Meeting or delivers a written revocation to the Corporate Secretary prior to the voting of such proxy.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
Holders of record of our shares of common stock, par value $0.01 per share, as of the close of business on March 28, 2022, are entitled to one vote for each share then held. As of March 28, 2022, there were 48,910,912 shares of common stock issued and outstanding. The presence via live audio webcast or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. A list of such stockholders will be available for inspection at 581 Main Street, Suite 810, Woodbridge, New Jersey 07095 for 10 days prior to the Annual Meeting. The list also will be available for inspection during the Annual Meeting.
As to the election of directors, a stockholder may: vote FOR all nominees proposed by the Board; vote to WITHHOLD for all nominees; or vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.
As to the advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement, a stockholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on Northfield Bancorp, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on Northfield Bancorp, Inc. or the Board of Directors.
As to the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the ratification of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2022.
Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). The below table sets forth, as of March 28, 2022, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of common stock.

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[3]

Under the Bancorp’s Certificate of Incorporation, subject to certain exceptions, record owners of the Bancorp’s common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the outstanding shares are not entitled to vote any of the shares held in excess of the 10% limit.
Name and Address of Beneficial Owner(s)	Amount of Shares Owned and Nature of Beneficial Ownership(1)	Percent of Shares of Common Stock Outstanding
Northfield Bank Employee Stock Ownership Plan Trust and Northfield Bank Savings Plan 1013 Centre Road, Suite 300 Wilmington, DE 19805	3,729,911	7.6%

Blackrock, Inc. 55 East 52nd Street New York, NY 10055	7,119,962(2)	14.6%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,929,261(3)	10.1%

Dimensional Fund Advisors, LP Building One 6300 Bee Cave Road Austin, TX 78746	3,544,338(4)	7.3%
(1)
In accordance with Rule 13d-3 under the Exchange Act, a person or entity is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if they have shared voting or investment power with respect to such security, or a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)	This information is based on Schedule 13G/A filed with the Securities Exchange Commission on January 27, 2022
(3)	This information is based on Schedule 13G/A filed with the Securities Exchange Commission on February 10, 2022.
(4)	This information is based on Schedule 13G/A filed with the Securities Exchange Commission on February 8, 2022.

[4]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

CORPORATE GOVERNANCE AND BOARD MATTERS
Board of Directors, Leadership Structure, Role in Risk Oversight, Meetings and Standing Committees
Board of Directors. There are currently ten (10) members of the Board of Directors:
Annette Catino	Steven M. Klein
Gil Chapman	Gualberto (Gil) Medina
John P. Connors, Jr.	Frank P. Patafio
Timothy C. Harrison	Patrick L. Ryan
Karen J. Kessler	Paul V. Stahlin
The Board of Directors affirmatively determines the independence of each director in accordance with NASDAQ Stock Market rules, which include all elements of independence as set forth in the listing requirements for NASDAQ securities. The Board of Directors has determined that each of the above directors, other than Mr. Klein, meets the independence standards to be considered an independent director, as defined. In addition, the Board of Directors has determined that all of the above directors, other than Mr. Klein and Mr. Medina, qualify to serve on the Audit Committee and the Compensation Committee pursuant to additional applicable independence requirements and guidelines of NASDAQ and the rules and regulations of the SEC. Mr. Medina is an Executive Vice President with CBRE Group, Inc., and its affiliate CBRE, Inc. is an approved appraiser performing appraisals for Northfield Bank from time to time. Accordingly, the Board of Directors does not intend to appoint Mr. Medina to any of the Audit, Compensation or Nominating and Corporate Governance Committees while Northfield Bank uses CBRE, Inc. or any affiliate for appraisal services. The Board of Directors has also determined that directors Catino, Chapman, Patafio, and Stahlin each meet the qualifications to serve as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC. The Board of Directors has designated Audit Committee members Catino, Chapman, Patafio, and Stahlin as “audit committee financial experts.”
Leadership Structure. The Nominating and Corporate Governance Committee and the Board of Directors periodically review the functioning of the Board, including an assessment of its effectiveness, and the ability of directors to identify and discuss topics of relevant interest or concern. The Board of Directors believes that it should maintain the flexibility to select the Chair, and its Board leadership structure, based upon the Board’s operating needs and its assessment of what is in the best interest of the Company and its stockholders. Currently, the offices of the Chair of the Board and the Chief Executive Officer are combined, with Mr. Klein serving as Chairman and Chief Executive Officer. The Board has discussed and evaluated the benefits and considerations of a unified role of Chairman and Chief Executive Officer. The Board has concluded that a unified leadership role of Chairman and Chief Executive Officer, in conjunction with a strong independent lead director, and independent lead director charter, was an appropriate leadership structure for the Company, and the Board has determined Mr. Klein should serve as Chairman.
As noted above, the Board of Directors recognizes the importance of strong independent leadership on the Board. Accordingly, in addition to the Board maintaining a supermajority of independent directors and independent Nominating and Corporate Governance, Compensation, and Audit Committees, the Board also has designated the position of Independent Lead Director. The Board of Directors believes that the Independent Lead Director structure provides additional independent leadership, oversight, and benefits for the Company. Our Corporate Governance Principles provide that a majority of the independent directors appoint the Independent Lead Director. The Independent Lead Director serves for a two-year term or until such time that a successor has been appointed. Currently, Ms. Catino serves as the Board’s Independent Lead Director. The independent directors also have approved an Independent Lead Director Charter delineating the role and responsibilities of the Independent Lead Director, which include the following:
•
promote open and effective communications among the independent directors and between those non-management directors and the management of the Company, including in particular the Chair and Chief Executive Officer. It further shall be the role of the Lead Director to facilitate and promote the Board’s strength and independence;

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[5]

•
convene and chair executive sessions of the independent directors at least twice annually, and other meetings as may be necessary from time to time and, as appropriate, provide prompt feedback to the Chief Executive Officer;

•	coordinate and develop the agenda for executive sessions of the independent directors;
•	coordinate feedback to the Chief Executive Officer on behalf of non-management and independent directors regarding business issues and management;
•	coordinate with the Chair of the Board appropriate topics for the agendas for meetings of the Board and informational needs associated with those agendas and presentations;
•	identify and develop, with the Chair of the Board and the Nominating and Corporate Governance Committee, the Board’s compositional needs and criteria for director candidates;
•
coordinate, with the General Counsel, responses to questions and/or concerns from stockholders or other interested parties that were communicated or addressed to the Company’s non-management directors; and

•
perform such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole, by the non-management directors, or by the Chair of the Board.

Role in Risk Oversight. The Board of Directors fulfills its risk oversight role primarily through its Risk Committee, and its other standing committees. The Risk Committee has responsibility for enterprise-wide risk oversight and determining that significant risks of the Company are monitored by the Board of Directors or one of its standing committees. In addition, the Risk Committee (or a committee with oversight responsibility for such risks) reviews new products and services proposed to be implemented by management to determine that appropriate risk identification has occurred; controls are considered to mitigate identified risks to an acceptable level; and significant risks are monitored by one of the Board’s standing committees.
Each Board committee and its chair works with the Company’s Chief Risk Officer and other members of management in overseeing its assigned risks. Each committee receives reports and information regarding relevant risks directly from management and the Chief Risk Officer. Each Board committee is responsible for oversight of specific risks, including those outlined in the committee’s charter. In addition, director committee assignments are made with the intention of having directors serve on multiple committees to foster communications and synergies among committees, while reducing redundancies and inefficiencies.
The Board periodically receives reports and information about the Company’s enterprise-wide risk management program directly from the Risk Committee and members of management, including the Chief Risk Officer. Committee chairs make periodic reports to the Board of Directors regarding significant activities and actions of their committee, including activities related to risk monitoring and oversight. The reports are discussed and accepted by the Board of Directors, with specific approvals provided for certain actions of the committees.
Cybersecurity. Northfield Bank maintains an Information and Cybersecurity Program under the leadership of our Chief Risk Officer, the Chief Information Officer, and the Chief Information Security Officer, with timely Board oversight for identifying and mitigating information security risks. We maintain a Cybersecurity Oversight statement on our website that lists the ongoing risk management roles and responsibilities of management and the Compliance and Information Technology (“IT”) Committee. Senior leadership periodically briefs the Board on information security matters, and said Committee reviews, at least annually, the Company’s cyber security insurance policy. The Company has an information security training and compliance program with interactive training modules and phishing exercises throughout each year. In addition, management has a documented approach to identifying and addressing data security risks for online banking.
Employee Compensation Programs. The Compensation Committee meets periodically, but not less than annually, with the Company’s Chief Risk Officer, the Enterprise Risk Manager, the Director of Human Resources, its independent compensation consultant, and the Chief Executive Officer to review the risk assessment of the Company’s compensation programs (including cash incentive compensation programs below the executive officer level administered by management) for all of the Company’s employee levels. The objective of the review is to ensure that the compensation programs do not encourage behaviors that expose the Company to unacceptable types and levels of risk in relation to its business model.

[6]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

The Chief Internal Auditor provides a report to the Compensation Committee annually regarding procedures performed and conclusions, related to the annual cash incentive compensation awards for executive officers, and annual expenses for executive officers, including the Named Executive Officers.
For executive officers, the Compensation Committee evaluates, in consultation with the Enterprise Risk Manager, the Director of Human Resources, the Chief Internal Auditor, and its independent compensation consultant, the balance of compensation elements between cash and equity, fixed versus variable, and long-term versus short-term. The evaluation considers, among other things, the level of potential cash incentive compensation as compared to base salary, the focus of individual goals, weighting, appropriateness of clawbacks, and the balance of such goals, as well as internal controls in place to mitigate possible high-risk behaviors.
The Compensation Committee receives a report from the Enterprise Risk Manager and the Director of Human Resources on all other compensation programs maintained by the Company. The report includes, among other things, the parameters for potential cash incentive compensation as compared to base salary, the focus of goals, appropriateness of clawbacks, and the balance of such goals, as well as internal controls in place to mitigate possible high-risk behaviors.
Based upon this risk assessment, the Compensation Committee concluded that the compensation programs (including cash incentive compensation) for all employee levels were based on balanced performance metrics that were reasonable in relation to base salary, and promoted disciplined progress towards longer-term strategic objectives.
The Compensation Committee also concluded, among other things, that the compensation programs did not motivate improper risk taking, and are not reasonably likely to have a material adverse effect on the Company. The Company will continue to conduct risk assessments and will review compensation processes in light of changing circumstances, including new and emerging regulations or market practices.
Meetings. The business of the Company is conducted at regular and special meetings of the Board and its standing committees. The Board and its standing committees generally conduct their meetings in person, but as appropriate, including consideration of health and safety concerns related to the pandemic over the last year, has routinely met via video-telephone utilizing secure web based service providers, secure telephonic methods, or acted by unanimous written consent. During the year ended December 31, 2021, the Board of Directors held 12 meetings along with a strategic planning session. Independent directors meet in executive sessions no less than twice a year.
The required quorum for director meetings is a simple majority. No member of the Board or any committee thereof participated in fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which they have been a director); and (ii) the total number of meetings held by all committees of the Board on which they served (during the periods that they served).
Standing Committees. The Company has six standing committees of the Board consisting of Nominating and Corporate Governance, Audit, Compensation, Risk, Loan, and Compliance and Information Technology. Our Board of Directors has adopted written charters for each standing committee, which are available on our website at www.eNorthfield.com.
The duties and responsibilities of the Board’s standing committees are as follows:
The Nominating and Corporate Governance Committee consists of directors Catino, who serves as Chair, Chapman, Connors, and Harrison. The Nominating and Corporate Governance Committee held five meetings during the year ended December 31, 2021.
The duties and responsibilities of the Nominating and Corporate Governance Committee include assisting the Board of Directors in implementing policies and practices related to corporate governance, including:
•
reviewing and monitoring our compliance with our Corporate Governance Principles, Code of Conduct and Ethics for Employees, Officers and Directors, and Code of Conduct and Ethics for Senior Financial Officers;

•
periodically evaluating the size and composition of the Board of Directors and its committees, including applicable NASDAQ listing standards, for independence and related to board service including consideration of diversity;

•	evaluating individuals to be considered for Board service;
•	recommending director nominees to the Board;

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[7]

•	overseeing the process to assess Board and committee effectiveness;
•	making recommendations to the Board with respect to committee assignments;
•	in consultation with the Compensation Committee, reviewing and recommending director compensation;
•	monitoring compliance with director and executive stock ownership guidelines;
•	reviewing stockholder proposals properly submitted to the Bancorp and related responses; and
•	monitoring plans, programs and results related to environment, social and governance matters, including those elements under the oversight of other committees of the Board.
The Audit Committee consists of directors Patafio, who serves as Chair, Catino, Chapman, and Stahlin. The Audit Committee held 11 meetings during the year ended December 31, 2021.
The duties and responsibilities of the Audit Committee include:
•	monitoring and overseeing the integrity of our accounting and financial reporting process, audits, financial statements and systems of internal controls;
•	monitoring and overseeing the independence and performance of our external auditors, internal auditors, and outsourced internal audit consultants;
•	facilitating communication among the external auditors, management, internal auditors, and the outsourced internal audit consultants; and
•
maintaining oversight of the external and internal auditors, including the appointment, compensation, retention and, when considered necessary, the dismissal of the external auditors and the Chief Internal Auditor.

The Compensation Committee consists of directors Stahlin, who serves as Chair, Catino, Harrison, and Kessler. The Compensation Committee held nine meetings during the year ended December 31, 2021.
The duties and responsibilities of the Compensation Committee include:
•
reviewing, evaluating and recommending to the Board of Directors objectives relevant to the Chief Executive Officer’s compensation; evaluating the Chief Executive Officer’s performance relative to established goals; and reviewing, evaluating and recommending to the Board the Chief Executive Officer’s compensation, including amounts available for awards under incentive cash plans and equity-based plans;

•
reviewing, evaluating and recommending to the Board of Directors, in consultation with the Chief Executive Officer, goals relevant to the compensation of other executive officers; reviewing such officers’ performance in light of these goals and recommending to the Board such officers’ compensation, including amounts available for awards under cash incentive plans and equity-based plans;

•
reviewing the Company’s compensation practices and the relationship among risk, risk management, and compensation in light of the Company’s objectives, including its safety and soundness and the avoidance of practices that would encourage excessive risk taking;

•	establishing and administering our equity-based compensation plans, and incentive cash compensation program for executive management;
•
reviewing, evaluating, and recommending in consultation with the Nominating and Corporate Governance Committee, the compensation to be paid to our directors and to directors of our affiliates for their service on the Board;

•
overseeing the Company’s strategies related to key human resources policies and practices including those with respect to matters such as diversity, equity, and inclusion, workplace environment and corporate culture, and employee health and wellbeing, and reporting periodically to the Nominating and Corporate Governance Committee;

•
reviewing, evaluating and recommending the succession planning, talent development and retention for executive officers, including the Chief Executive Officer, and periodically receiving reports on the leadership pipeline below the executive officer level;

[8]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

•
appointing the named fiduciaries and the plan administrator for employee benefit plans subject to the Employee Retirement Information Security Act, approving the compensation for any named fiduciary who is not an employee, and receiving reports from and overseeing the named fiduciaries;

•
reviewing and approving changes in our tax-qualified benefit plans that result in material changes in costs or the benefit levels provided and changes in a plan’s trustee, administrator, or service provider;

•
approving the delegation of authority to a management level benefits committee, or appropriate officers, to administer and amend the Company’s compensation and benefits programs, including the authority to interpret the program in individual cases (amendments cannot materially increase expenses to the Company without Compensation Committee approval); the Compensation Committee reviews and approves the charter of the benefits committee on an annual basis, and receives periodic reports on its activities and actions;

•
reviewing, evaluating, and recommending the terms of employment and severance agreements and arrangements for executive management, including any change of control and indemnification provisions, as well as other compensatory arrangements and perquisite programs for executive management;

•	reviewing the compensation discussion and analysis included in the proxy statements of the Bancorp, and approving the related Compensation Committee Report; and
•	reviewing and evaluating annually the independence of Compensation Committee consultants and legal advisors.
The Risk Committee consists of directors Ryan, who serves as Chair, Connors, Kessler, Medina, and Patafio. The Risk Committee’s duties and responsibilities include monitoring the Company’s enterprise-wide risk management program as well as reviewing and monitoring concentration risk, interest rate and liquidity risks, strategic planning, capital deployment, annual budgeting processes, and asset quality (excluding loans). The Risk Committee held five meetings during the year ended December 31, 2021.
The Loan Committee consists of directors Harrison, who serves as Chair, Connors, Patafio, and Ryan. The Loan Committee’s duties and responsibilities include annually reviewing and recommending for approval all of the Company’s policies related to lending, approving or rejecting loans meeting certain criteria as described in loan policies, and monitoring loan quality, including loan concentration levels. The Loan Committee held 24 meetings during the year ended December 31, 2021.
The Compliance and IT Committee consists of directors Kessler, who serves as Chair, Chapman, Medina, Ryan, and Stahlin. The Compliance and IT Committee’s duties and responsibilities include overseeing the Company’s Bank Secrecy Act/Anti-Money Laundering Program, and the Consumer Compliance Program, assessing the adequacy of consumer compliance controls and internal consumer compliance monitoring, and providing oversight of compliance with the Community Reinvestment Act. The Committee also oversees information technology and information security policies, planning, training (including results from phishing tests and remediation), and risk management. The Compliance and IT Committee receives periodic reports from the Chief Information Officer, the Chief Information Security Officer, and the Chief Risk Officer on matters related to information security, reviews, at least annually, the Company’s cyber security insurance policy, and engages a third party consultant to assist in executing upon certain duties and responsibilities. The Compliance and IT Committee held seven meetings during the year ended December 31, 2021.
Director and Director Nominee Evaluation Process
The Nominating and Corporate Governance Committee evaluates our current business and strategic plan to determine both the number of directors and qualifications necessary to properly execute upon the Board’s oversight role. The Committee considers, among other things, the annual self-assessment performance results of the Board and its committees, the contributions of each Board member, published board composition survey data, and other relevant information. Further, the Committee reviews and updates annually its governance documents. The Committee may consult with its outside corporate and securities counsel, who are expert in corporate governance, as part of this process.

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[9]

The Nominating and Corporate Governance Committee generally seeks to identify individuals who satisfy the following criteria:
•	have the highest personal and professional ethics and integrity and whose values are compatible with our values;
•	have experience and achievements that have given them the ability to exercise and develop good business judgment;
•	have a willingness to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;
•	have an understanding of and commitment to the markets in which we operate;
•	are involved in other activities or interests that do not create a conflict with their responsibilities to the Bancorp and its stockholders; and
•	have the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.
Specific characteristics that are highly valued by the Committee include relevant and timely experience (both professional and life experiences as discussed further below), commitment to ongoing training and personal development, and ability to promote the interests of the Company, which may include involvement in local business, community, and industry groups. The Committee recognizes that each director, and director nominee, is unique and that desired characteristics will be demonstrated at different levels by each individual. The Committee also considers the ability of individuals to work as part of a team to support the strategic initiatives of the Company and whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards and other applicable law. Director refreshment is also a consideration, with mechanisms including age limits, the ability to increase the size of the board, and rotating committee membership.
The Board generally views and values diversity from the perspective of professional and life experiences, as well as geographic location, representative of the markets in which we do business. The Committee does not have a formal policy or specific guidelines regarding diversity among Board members but monitors applicable laws, rules and listing standards to ensure the Board’s ongoing compliance therewith. The Committee recognizes that diversity in professional and life experiences includes consideration of gender, sexual orientation, race, and ethnicity, in identifying individuals who possess the qualifications that the Committee believes are important to be represented on the Board. Further, the Committee recognizes that it is important to provide stakeholders with an understanding of the Company's board composition. NASDAQ listing rules will require most Nasdaq-listed companies to have, or explain why they do not have, at least two diverse directors (including at least one director who self-identifies as a female and at least one director who self-identifies as a member of an underrepresented community). As indicated below, we exceed the board diversity requirements with two directors self-identifying as females and two directors self-identifying as members of underrepresented communities – African American or Black, Hispanic or Latinx, and two or more races or ethnicities. Below is how our ten Board members self-identified themselves:
As of January 1, 2022	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	8	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian, Hawaiian, or Pacific Islander	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

[10]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

The Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board possessing skills and experience that are relevant to the current business and strategic direction of the Company, and who are willing to continue in service, are first considered for re-nomination. The Committee values the proven performance and continuity of service by existing members of the Board. In addition, the Nominating and Corporate Governance Committee is authorized by its charter to engage a third party to assist in identifying director nominees, if it so chooses.
The below details include for each of the director nominees, and directors continuing in office: their name; age as of December 31, 2021; year in which they first became a director of the Bancorp; year that their term expires; and their business experience for at least the past five years. None of the directors listed below currently serves as a director, or served as a director during the past five years, of a publicly-held entity (other than the Bancorp), with the exception of Mr. Klein who serves on the board of directors of Middlesex Water Company, which is traded on the NASDAQ Stock Market, under the symbol “MSEX.” The following details also include the particular experience, qualifications, attributes, or skills considered by the Nominating and Corporate Governance Committee that led the Board to conclude that such person should serve as a director of the Bancorp:
Director Nominees
Gil Chapman
Age: 68 Director since: 2005 Nominee for term expiring in 2025
Business Experience:
Mr. Chapman is a retired Automobile Dealer with over 25 years of business experience owning and operating an automobile dealership in Staten Island, New York.

Reasons why this person should serve as a director:
Mr. Chapman has strong marketing, sales, and customer service skills. He has significant experience in employee development, training, and business management. Mr. Chapman is also designated as an audit committee financial expert under the SEC’s rules and regulations. He is a National Association of Corporate Directors (NACD) Board Leadership Fellow and a member of the Westfield Foundation Cornerstone Society of Westfield, New Jersey. Mr. Chapman, a former college and professional football player, received a Bachelor of Business Administration degree from the University of Michigan in Ann Arbor, Michigan and a Master of Arts degree in Economics from Rutgers University – Newark in Newark, New Jersey.

Steven M. Klein
Age: 56 Director since: 2013 Nominee for term expiring in 2025
Business Experience:
Mr. Klein joined the Company in 2005 as Chief Financial Officer. He was named Chief Operating Officer in 2011 and President in 2013, and retained the title of Chief Operating Officer. Effective November 1, 2017, Mr. Klein was appointed Chief Executive Officer.

Reasons why this person should serve as a director:
Mr. Klein is a licensed Certified Public Accountant, with strong analytical and leadership skills. Mr. Klein has over 30 years’ experience in banking and financial reporting, including SEC reporting. He is involved in state and national professional organizations including as a director of the New Jersey Bankers Association, and member of the New York Bankers Association, the American Bankers Association, the American Institute of Certified Public Accountants, and the New Jersey Society of Certified Public Accountants.

Mr. Klein is a former audit partner with a national accounting and auditing firm, specializing in community banks. Mr. Klein is a director of the Northfield Bank Foundation, the Middlesex Water Company, and the Staten Island Economic Development Corp., and a Trustee of Richmond University Medical Center.

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[11]

Frank P. Patafio
Age: 61 Director since: 2013 Nominee for term expiring in 2025
Business Experience:
Mr. Patafio serves as Senior Executive Vice President and Senior Managing Director of National Investments for RXR, New York, New York. From 1999 through 2009, he was a partner and Chief Financial Officer at the Praedium Group LLC. Prior to that he was a director at Credit Suisse First Boston. In addition, Mr. Patafio is a Principal of FJKP, LLC and affiliated partnerships, which develop residential homes and own rental properties.

Reasons why this person should serve as a director:
Mr. Patafio has extensive knowledge and experience in real estate development and operations in the New York City marketplace and is a licensed Certified Public Accountant. Mr. Patafio has the requisite qualifications to be designated as an audit committee financial expert under the SEC’s rules and regulations. Mr. Patafio possesses strong risk assessment skills in real estate investment, operations, and financing. Mr. Patafio is a director of the Northfield Bank Foundation, and serves on the Northwell Health System Staten Island Regional Executive Council.

Paul V. Stahlin
Age: 69 Director since: 2019 Nominee for term expiring in 2025
Business Experience:
Mr. Stahlin serves on the Board of Directors of Miami International Holdings, Inc., the parent company of MIAX Options Exchange. He was employed by Fulton Financial Corporation as Chief Executive Officer and/or President of its banking affiliates, including Somerset Valley Bank, Skylands Community Bank, and most recently as Regional President of Fulton Bank of New Jersey. Before an extensive banking tenure at Bank of America (and predecessor banks), Mr. Stahlin started his career at Price Waterhouse & Co.

Reasons why this person should serve as a director:
In addition to his banking industry knowledge and experience for more than forty-five years, Mr. Stahlin has served on the Board of Directors of the Association of International Certified Professional Accountants and the Executive Committee and Board of the Chartered Institute of Management Accountants. He is Vice Chairman of the Board of Robert Wood Johnson University Hospital and serves on the Board of RWJ Barnabas Health, Inc. Mr. Stahlin is a licensed Certified Public Accountant, a Chartered Global Management Accountant and a Fellow Chartered Management Accountant. Mr. Stahlin is a director of the Northfield Bank Foundation and serves on the Governing Council of the American Institute of Certified Public Accountants as a former Chairman of the Board. Mr. Stahlin has the requisite qualifications to be designated as an audit committee financial expert under the SEC’s rules and regulations.

[12]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

Directors Continuing In Office
Annette Catino
Age: 65 Director since: 2003 Term expires in 2023
Business Experience:
Ms. Catino is a nationally recognized healthcare executive and entrepreneur. She launched QualCare Alliance networks in 1991 and served as President and Chief Executive Officer through the sale and transition to Cigna (NYSE: CI), a global health service company, concluding her service in 2017. Ms. Catino speaks throughout the country on topics of leadership, the future of healthcare policy, women in the workplace, and entrepreneurship. Ms. Catino currently provides strategic advisory services to the health care industry as an independent consultant.

Reasons why this person should serve as a director:
Ms. Catino has over 40 years of business experience in leadership in the healthcare and insurance industry and has worked extensively with large employers, and municipal and state governmental entities. Ms. Catino has the requisite qualifications to be designated as an audit committee financial expert under the SEC’s rules and regulations. Ms. Catino is a director of the Northfield Bank Foundation, and was involved in other community organizations including the Board of the Desert Mountain Club until November, 2020. Ms. Catino was recently appointed as an independent director and Audit Committee member of the Board of Healthier New Jersey Insurance Company d/b/a Braven Health, a New Jersey domestic stock insurer, 50% owned by Horizon Health Services Inc. d/b/a Horizon Blue Cross Blue Shield of New Jersey, 40% by Hackensack Meridian Health Inc. and 10% by RWJ Barnabas Health Inc. She served on New Jersey Governor Christie’s transition committee on healthcare and in 2014, was appointed by Governor Christie to serve on University Hospital’s Board of Directors where she chaired the Audit Committee, until her resignation in 2018. She also serves on several boards: as Chairman of the Board of Pure Inventions, LLC, a privately held company that manufactures and distributes liquid, dietary supplements in the spa, wellness, and natural food markets, for K-16 Solutions, a privately held educational technology firm in Phoenix, Arizona, and for Claros Analytics, a software company serving the actuary and health benefits consulting industry.

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[13]

John P. Connors, Jr.
Age: 65 Director since: 2002 Term expires in 2023
Business Experience:
Mr. Connors is the managing partner of the law firm of Connors & Connors, P.C., located in Staten Island, New York.

Reasons why this person should serve as a director:
Mr. Connors has over 35 years of business experience as a practicing attorney. Mr. Connors is admitted to practice in the state and federal courts of New York and New Jersey and the District of Columbia. Mr. Connors is the immediate past Chair of the Grievance Committee for the Second, Eleventh, and Thirteenth Judicial Districts, covering Brooklyn, Queens, and Staten Island. He is Past Chair of the New York State Bar Association Trial Section and Past President of the Richmond County Bar Association. He represents Fortune 500 corporations and the Archdiocese of New York. Mr. Connors has strong risk management skills and in-depth knowledge of contract and professional liability law related to key areas of the Company’s operations. Mr. Connors also has knowledge of and relationships with many of the residents and businesses located in Staten Island, New York. Mr. Connors is involved in local professional and community organizations including the Richmond County and New York State Bar Associations. He is a Trustee of Notre Dame Academy, a director of the Snug Harbor Cultural Center and the Northfield Bank Foundation, a member of the External Advisory Committee of the Georgetown University Alumni and Student Credit Union, and a member of the Character and Fitness Committee for the Second Judicial Department of the Supreme Court of the State of New York.

Gualberto (Gil) Medina
Age: 72 Director since: 2022 Term expires in 2023
Business Experience:
Mr. Medina is an Executive Vice President with CBRE Group, Inc., a full-service real estate services and investment firm.

Reasons why this person should serve as a director:
Mr. Medina is a licensed real estate professional who has worked for a diverse cross-section of industry sectors, including as Secretary of Commerce for the State of New Jersey. Mr. Medina earned a J.D. from Temple University, and an undergraduate degree from Rutgers University, and is an attorney and certified public accountant in the Commonwealth of Pennsylvania. Mr. Medina serves in board leadership roles in business associations, non-profits, and health care, including the New Jersey State Chamber of Commerce, the Puerto Rico Science Technology & Research Trust, the Puerto Rico Consortium for Clinical Investigation, and St. Joseph’s Healthcare System. Mr. Medina possesses strong commercial real estate and public sector expertise.

[14]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

Timothy C. Harrison
Age: 64 Director since: 2013 Term expires in 2024
Business Experience:
Mr. Harrison is a principal of TCH Realty & Development Co., LLC, and affiliated partnerships, which develop retail and office projects. Mr. Harrison is a licensed attorney in the State of New York and the Commonwealth of Pennsylvania.

Reasons why this person should serve as a director:
Mr. Harrison has extensive knowledge of real estate development and real estate law and possesses strong risk assessment and leadership skills. Mr. Harrison is involved in local professional and community organizations, including Project Hospitality in Staten Island, New York, where he is currently Second Vice Chair, and as a director and Chairman of the Northfield Bank Foundation. He also serves on the Board of Trustees and as President of the Board of Staten Island Academy, is a director of Richmond University Medical Center, and is Chairman of the Board of Visitors of the Nelson A. Rockefeller Center for Public Policy and the Social Sciences at Dartmouth College.

Karen J. Kessler
Age: 65 Director since: 2013 Term expires in 2024
Business Experience:
Ms. Kessler is President of Kessler PR Group and has over 30 years of experience in the public relations industry, specializing in reputation management and communication counseling for high-profile individuals, both public and private corporations, large educational institutions and leading not-for-profits. The firm’s clients are both international, national, and regional.

Reasons why this person should serve as a director:
Ms. Kessler has extensive experience as a leader in the public relations/crisis communication industry. She is the NJBIZ Women in Business Lifetime Achievement awardee of 2020, a 2021 ROI-NJ Power List Influencer, a NJBIZ Power 100 recipient in 2022, a 2022 ROI Influencers Top 40 Women in Business, and frequent speaker on the topics of corporate and board best practices, corporate reputation, and women in leadership. Her commentary and interviews have appeared in the Wall Street Journal, the New York Times, the Washington Post, the Star Ledger, and on CNN, MSNBC, and Inside Edition, among others.

Ms. Kessler is a member of the NJ Advisory Committee on Judicial Conduct, was a Visiting Fellow at the Rutgers Eagleton Institute of Politics, and served on the NJ Pandemic Relief Fund Advisory Board in 2020. Previously, Ms. Kessler chaired the Institute for Ethical Leadership at Rutgers University Business School, the Board of AllSpire Health Partners, the nation’s largest health consortium, and Atlantic Health System. Ms. Kessler possesses strong skills in risk management, communication, economics, governance, and leadership.

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[15]

Patrick L. Ryan
Age: 72 Director since: 2016 Term expires in 2024
Business Experience:
Mr. Ryan has over 20 years of community banking experience in Central New Jersey and was the founder and chairman of Hopewell Valley Community Bank of Pennington, New Jersey, from its founding until it merged with Northfield Bank in 2016.

Reasons why this person should serve as a director:
In addition to his community banking experience, Mr. Ryan had another business career in Central New Jersey serving as the Executive Vice President of Ritchie & Page Distributing for 15 years. He is a graduate of the University of Virginia (UVA) and the UVA School of Law. Further, he practiced law, served as a federal criminal investigator, was the general manager of a specialty aluminum construction company and is a retired Major in the U.S. Army Reserve, Military Police Corps. Over his career Mr. Ryan has held numerous positions in various civic, charitable, and community organizations. He is currently a board member of the New Jersey Clean Communities Council and the Princeton Chamber of Commerce Foundation, and Chairman Emeritus of the Princeton Regional Chamber of Commerce. Mr. Ryan possess strong enterprise risk management skills including in the areas of interest rate, liquidity and credit risk.

[16]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

Director Compensation
Every three years, director compensation is reviewed in detail by the Compensation Committee, in consultation with the Nominating and Corporate Governance Committee. The Compensation Committee considers, among other things, the size and complexity of the Company, as well as the responsibilities, marketplace availability of necessary skill sets, and the time commitment necessary for the Board, its committees, and its committee chairs, to adequately discharge their oversight roles and responsibilities. In determining 2021 director compensation, the Compensation Committee engaged Pearl Meyer & Partners, LLC (Pearl Meyer), an independent firm and leading provider of compensation consulting services, and available peer and survey data, regarding director compensation at other comparable financial institutions, as part of this process. For interim years between detailed reviews, the Compensation Committee reviews current market conditions and trends in director compensation in consultation with its independent third-party compensation consultant. In 2019, the Compensation Committee performed its triennial detailed review of director compensation for 2020. For 2021, the Compensation Committee reviewed current market conditions and trends in director compensation, and in consultation with the Nominating and Corporate Governance Committee, made a recommendation to the Board that compensation (cash and equity) for board and committee participation, as well as fees for Board and committee chairpersonship, should remain unchanged.
The below table sets forth the director and committee fee structure for the Board and the below standing committees as of December 31, 2021. Chairs also receive as members, annual cash fees or per meeting attendance cash fees. Directors who are also employees of the Company receive no additional compensation for service as a director. Attendance cash fees, and one-fourth of any annual cash fee, are paid in arrears on a quarterly basis, unless a director elects to have such fees or a portion thereof, deferred under our nonqualified deferred compensation plan, described below in this Proxy Statement.
	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Annual Cash Fee-Chair	—[1]	$13,000	$10,000	$8,000
Annual Cash Fee-Members	$54,000	$13,000	—	—
Per Meeting Cash Fee	—	—	$1,100	$1,100
Annual restricted stock award-Members[2]	$45,000	—	—	—
(1)
Mr. Klein was elected Chairman of the Board on May 26, 2021, and as an employee receives no additional compensation for service as a director. Prior to Mr. Klein, John W. Alexander served as Chairman of the Board and was eligible to receive an annual cash fee of $60,000.

(2)
Actual value of shares received is rounded to a whole share. Therefore the value of restricted stock received each year will be approximately the targeted amount. For 2022, the targeted annual value of restricted stock awarded to each Board Member was increased to $54,000 to align with the annual cash fee.

Members of other standing committees of the Board receive a $1,100 per meeting (or aggregate meetings in the discretion of the Committee Chair) attendance fee and chairs of such committees receive an annual committee chair fee of $8,000. In addition, the Independent Lead Director of the Company receives an annual fee of $8,000.
The Company also pays directly or reimburses directors for normal, customary, and necessary business expenses, which include the provision of secure computer tablets to access board meeting materials, relevant professional memberships, and costs associated with participation in professional training seminars occurring primarily in the Company’s local market area, subject to annual dollar limitations as set forth by the Nominating and Corporate Governance Committee.

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[17]

The below table sets forth for the year ended December 31, 2021, certain information as to the total remuneration we paid or that was earned by our directors. Mr. Klein does not receive separate compensation for his service as a director.
Name	Fees earned or paid in cash ($)(1)	Restricted Stock ($)(2)	All other compensation ($)(3)	Total ($)
John W. Alexander	56,100	45,003	1,252	102,355
Annette Catino	97,540	45,003	1,252	143,795
Gil Chapman	79,340	45,003	1,252	125,595
John P. Connors, Jr.	78,440	45,003	1,252	124,695
Timothy C. Harrison	95,240	45,003	1,252	141,495
Karen J. Kessler	85,340	45,003	1,252	131,595
Frank P. Patafio	102,240	45,003	1,252	148,495
Patrick L. Ryan	94,140	45,003	1,252	140,395
Paul V. Stahlin	94,840	45,003	1,252	141,095
(1)
Includes retainer payments, meeting fees, and committee and/or chairperson fees earned during the calendar year, whether the director received payment of such amounts or elected to defer them. Includes $8,500 in director fees for Mr. Alexander’s service on Northfield Bank subsidiary boards. Mr. Alexander retired from the Board following the May 26, 2021 Annual Meeting of Stockholders.

(2)	Represents 3,641 shares of Northfield Bancorp, Inc. stock valued at $12.36 on date of grant which vested on January 29, 2022.
(3)	All other compensation consists solely of dividends paid upon the vesting of restricted stock awards that were withheld while the restricted stock awards were unvested.
The following table sets forth certain information regarding stock awards and stock options outstanding at December 31, 2021, for non-employee directors:
Outstanding Director Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (exercisable) (#)	Number of securities underlying unexercised options (unexercisable) (#)	Option exercise price ($)	Option expiration date(1)	Number of shares or units of stock that have not vested (#)
John W. Alexander(2)	6/11/14	130,056	—	13.13	6/11/24	—
	5/27/15	125,803	—	14.76	5/27/25	—
	1/29/21	—	—	—	—	3,641
Annette Catino	6/11/14	75,000	—	13.13	6/11/24	—
	5/27/15	32,000	—	14.76	5/27/25	—
	1/29/21	—	—	—	—	3,641
Gil Chapman	6/11/14	75,000	—	13.13	6/11/24	—
	5/27/15	32,000	—	14.76	5/27/25	—
	1/29/21	—	—	—	—	3,641
John P. Connors, Jr.	6/11/14	75,000	—	13.13	6/11/24	—
	5/27/15	32,000	—	14.76	5/27/25	—
	1/29/21	—	—	—	—	3,641
Timothy C. Harrison	6/11/14	75,000	—	13.13	6/11/24	—
	5/27/15	32,000	—	14.76	5/27/25	—
	1/29/21	—	—	—	—	3,641
Karen J. Kessler	6/11/14	75,000	—	13.13	6/11/24	—
	5/27/15	32,000	—	14.76	5/27/25	—
	1/29/21	—	—	—	—	3,641
Frank P. Patafio	6/11/14	40,516	—	13.13	6/11/24	—
	5/27/15	32,000	—	14.76	5/27/25	—
	1/29/21	—	—	—	—	3,641
Patrick L. Ryan	1/29/21	—	—	—	—	3,641
Paul V. Stahlin	1/29/21	—	—	—	—	3,641
(1)	Stock options expire if unexercised 10 years from the grant date.
(2)	Mr. Alexander retired from the Board following the May 26, 2021 Annual Meeting of Stockholders.

[18]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

Transactions with Certain Related Persons
Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Northfield Bank to our executive officers and directors in compliance with federal banking regulations.
The aggregate amount of our outstanding loans to our executive officers and directors and their related entities was $493,509 at December 31, 2021. All such loans were approved by the Board of Directors and were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Northfield Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at December 31, 2021, and were made in compliance with federal banking regulations.
Compensation Committee Interlocks and Insider Participation. We have no compensation committee interlocks. Ms. Catino, Ms. Kessler, and Messrs. Harrison and Stahlin, constitute all of the directors who served on our Compensation Committee at any time during 2021. Each committee member is and was an independent, outside director, and none is a current or former officer or employee of the Company.
Participation at Annual Meetings of Stockholders
Although we do not have a written policy regarding director participation at annual meetings of stockholders, it is expected that directors will participate in these meetings absent unavoidable scheduling conflicts. All directors participated in the 2021 Annual Meeting of Stockholders.
Code of Conduct and Ethics
We have adopted a Code of Conduct and Ethics for Senior Financial Officers that is applicable to our Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Accounting and Financial Officer), and Controller. The Code of Conduct and Ethics for Senior Financial Officers is available on our website at www.eNorthfield.com. Amendments to and waivers of the Code of Conduct and Ethics for Senior Financial Officers will be disclosed on our website, or otherwise in the manner required by applicable law, rule, or listing standard.
We also adopted a Code of Conduct and Ethics that is applicable to all employees, officers, and directors, which is available on our website at www.eNorthfield.com. Employees, officers, and directors acknowledge annually that they will comply with the Code of Conduct and Ethics for Employees, Officers, and Directors and related training is assigned to all employees, officers and directors.
Stock Ownership Guidelines
The Board of Directors believes that directors and executive officers should own and hold common stock of the Bancorp to further align their interests with the interests of our stockholders. Therefore, the Board has established minimum stock ownership guidelines (the “Guidelines”). The Guidelines are applicable to non-employee directors and executive officers. Executive officers include the Chief Executive Officer, Chief Risk Officer, Chief Financial Officer, Chief Lending Officer, and Executive Vice President, Business Development, Branch Administration, and Deposit Operations. In the event a director also serves as an executive officer of the Company, the director will be subject to the executive officer stock ownership guidelines instead of the director stock ownership guidelines.
For purposes of meeting the Guidelines, shares owned directly, vested shares held pursuant to the Company’s Employee Stock Ownership Plan and 401(k) plan, vested restricted shares, vested restricted stock units and shares owned indirectly in a trust, by a spouse and/or minor children, are defined as “Qualifying Shares.” Shares of stock that directors and executive officers have the right to acquire through the exercise of stock options (whether or not vested) are not included as Qualifying Shares.
Directors of the Bancorp must own Qualifying Shares amounting to the greater of (1) a market value equal to five times the individual annual board director cash retainer; or (2) 20,000 shares. The market value of the stock is based on the closing price of the Bancorp’s stock on May 28, 2014 (the date on which the original Guidelines were established), or such later date that they first become a director of the Company. A director is prohibited from selling any shares of the Bancorp stock unless the director is in compliance with the Guidelines.

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[19]

Each executive officer must own a minimum number of Qualifying Shares with a market value equal to a multiple of such executive officer’s base salary, as set forth below, on May 28, 2014, or such later date that they first become an executive officer. The market value of the stock is based on the closing price of the Bancorp’s stock on May 28, 2014, or such later date that they first become an executive officer. An executive officer is prohibited from selling any shares of the Bancorp stock unless the executive officer is in compliance with these Guidelines, except that an executive officer is permitted to sell Qualifying Shares necessary to satisfy income and payroll taxes owed on the vesting of equity grants, or the exercise of stock options.
Position	Multiple of Base Salary
Chief Executive Officer	5 times
Chief Financial Officer	2 times
Executive Vice Presidents	2 times
The applicable ownership level for directors and executive officers is targeted for achievement by the later of May 28, 2014, or five years after the director or executive officer first becomes subject to the Guidelines, and is required to be maintained thereafter for as long as the individual remains a director or executive officer. As of December 31, 2021, all non-employee directors and executive officers met the stock ownership requirements or are within the targeted five-year period to achieve such ownership.
If an executive officer’s title changes and the multiple of base salary increases such that the executive officer would be subject to a greater ownership requirement, the executive officer will have five years to satisfy the additional requirement. In addition, the overall market value ownership requirement as a multiple of base salary will be recalculated based on the closing price of the Bancorp’s stock on the date the executive officer becomes subject to the increased requirement.
If an executive officer’s base salary or director’s annual cash retainer increases subsequent to initially being subject to the Guidelines, the number of Qualifying Shares will not change. The number of Qualifying Shares will not change as a result of fluctuations in the market price of the Bancorp’s stock price, subsequent to the executive officer or director first being subject to the Guidelines.
The Nominating and Corporate Governance Committee will evaluate whether exceptions should be made for any director or executive officer on whom any requirement of the Guidelines would impose a financial hardship or prevent such director or executive officer from complying with a court order. No such exceptions were granted in 2021.
Each director’s and executive officer’s compliance with or progress towards compliance with the Guidelines is reviewed annually by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for monitoring and interpreting the application of the Guidelines and may amend the Guidelines at any time.
Prohibition Against Hedging and Borrowing
Company policy prohibits directors and executive officers from engaging in or effecting any transaction designed to hedge or offset the economic risk of owning shares of Bancorp stock. Accordingly, any hedging, derivative, or other equivalent transaction, such as short selling or entering into option transactions such as “puts” and “calls” on the Bancorp’s stock, is prohibited. In addition, no director or executive officer may purchase Bancorp stock on margin, borrow against any account in which Bancorp securities are held, or pledge Bancorp stock as collateral for a loan.
Stockholder Communications
Advance Notice of Business to be Conducted at an Annual Meeting of Stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, our Corporate Secretary must receive written notice not less than 90 days prior to the anniversary date of the proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

[20]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

The stockholder’s notice must include (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the elections of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) (A) the class, series, and number of shares of the Bancorp that are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Bancorp or with a value derived in whole or in part from the value of any class or series of shares of the Bancorp, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Bancorp or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Bancorp, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Bancorp, (D) any short interest (as described in the Bylaws) in any security of the Bancorp held by each such party, (E) any rights to dividends on the shares of the Bancorp owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Bancorp, (F) any proportionate interest in shares of the Bancorp or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Bancorp or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting); and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Bancorp’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Bancorp’s voting shares to elect such nominee or nominees.
The 2023 annual meeting of stockholders is expected to be held May 24, 2023. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no later than January 11, 2023. If notice is received after January 11, 2023, it will be considered untimely, and we will not be required to present the matter at the stockholders’ meeting.
Nothing in this Proxy Statement shall be deemed to require us to include in our Proxy Statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.
Stockholder Proposals. In order to be eligible for inclusion in our proxy materials for our 2023 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 581 Main Street, Suite 810, Woodbridge, New Jersey 07095, no later than December 12, 2022. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.
Notice of a Solicitation of Proxies in Support of Director Nominees Other Than the Bancorp’s Nominees. In order to solicit proxies in support of director nominees other than the Bancorp’s nominees for our 2023 Annual Meeting of Stockholders, a person must provide notice postmarked or transmitted electronically to our executive office, 581 Main Street, Suite 810, Woodbridge, New Jersey 07095, Attn: Corporate Secretary or saufiero-peters@enorthfield.com, no later than March 27, 2023. Any such notice and solicitation shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.
Procedures for the Recommendation of Director Nominees by Stockholders. The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating and Corporate Governance Committee will consider candidates submitted by our

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stockholders. Stockholders can submit the names of qualified candidates for director by writing to us at 581 Main Street, Suite 810, Woodbridge, New Jersey 07095, Attention: Corporate Secretary. The Corporate Secretary must receive a submission for consideration for the 2023 Annual Meeting of Stockholders no later than November 14, 2022.
The submission must include the following information:
•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;
•
the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;
•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;
•	a statement detailing any relationship between the candidate and Northfield Bancorp, Inc. and its affiliates;
•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Bancorp or its affiliates;
•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and
•	a statement of the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.
A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in our Bylaws.
Stockholder Communications with the Board. A stockholder of Northfield Bancorp, Inc. who wants to communicate with the Board of Directors or with any individual director can write to us at 581 Main Street, Suite 810, Woodbridge, New Jersey 07095, Attention: Corporate Secretary. The letter should indicate that the author is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:
•	forward the communication to the director or directors to whom it is addressed; or
•
attempt to handle the inquiry directly, or forward the communication for response by another employee of Bancorp. For example, a request for information about a financial statement matter may be forwarded to our Chief Financial Officer; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal, or otherwise inappropriate.
The Corporate Secretary will make those communications that were not forwarded available to the directors on request.
Executive Officers who are not Directors
The below details include for each of the executive officers who are not directors: their name; age as of December 31, 2021; and their business experience for the past five years. Unless otherwise indicated, executive officers have held their positions for the past five years.
David V. Fasanella, age 54, joined Northfield Bank in 2018, and currently serves as Executive Vice President and Chief Lending Officer. Prior to joining Northfield Bank, Mr. Fasanella was a Vice President and then a Regional Vice President with TD Bank for more than 14 years.

[22]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

Tara L. French, age 59, joined Northfield Bank in 2017 as the Chief Administrative Officer, and was named Chief Risk Officer in September 2020. Prior to joining Northfield Bank, Ms. French was an Assistant Deputy Comptroller at the Office of the Comptroller of the Currency, since 2011, where she worked in the New York District office supervising commercial banks and thrifts in the Community Bank Program.
William R. Jacobs, age 48, joined Northfield Bank as Controller in 2006. In 2012 he was named Principal Accounting Officer, and in 2013 he was named Chief Financial Officer. In February 2016, he was named Executive Vice President and Chief Financial Officer. Mr. Jacobs is a licensed Certified Public Accountant in the State of New Jersey.
Robin Lefkowitz, age 55, joined Northfield Bank as Director of Business Development in 2006. In February 2016, she was named Executive Vice President, Business Development and Branch Administration and in 2020 assumed responsibility for Deposit Operations.
The Company does not have a formal policy or specific guidelines regarding diversity among Named Executive Officers, but has a Commitment to Diversity found at www.enorthfield.com/about-us. The Company generally views and values diversity from the perspective of professional and life experiences, as well as geographic location, representative of the markets in which we do business. The Company recognizes that diversity in professional and life experiences may include consideration of gender, race, or ethnicities, in identifying individuals who possess the qualifications that the Company believes are important to be represented within Executive Management. Below are the diversity statistics for our Named Executive Officers (self-identified) who are not Directors:
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity	2	2
Part II: Demographic Background	—	—	—	—
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian, Hawaiian, or Pacific Islander	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	2	—	—
Two or More Races or Ethnicities	1	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Equity Compensation Plans Approved by Stockholders
Set forth below is certain information as of December 31, 2021, regarding equity compensation plans that have been approved by stockholders:
Equity compensation plans approved by stockholders	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price(1) ($)	Number of securities remaining available for issuance under the plan(2)(3)
2014 Equity Incentive Plan	1,769,979	13.95	—
2019 Equity Incentive Plan	—	N/A	4,737,701
Total	1,769,979	13.95	4,737,701
(1)	Exercise price relates only to stock options.
(2)
Upon stockholder approval of the Northfield Bancorp, Inc. 2019 Equity Incentive Plan on May 22, 2019, the Northfield Bancorp, Inc. 2014 Equity Incentive Plan was frozen and equity awards that otherwise would have been available for issuance are no longer available for grant.

(3)
Under the 2019 Equity Incentive Plan the maximum number of shares of stock that may be delivered to participants in the form of stock options or stock appreciation rights (SARs) is six million. To the extent an equity award is issued in the form of a restricted stock grant or restricted stock unit, the number of stock options/SARs that can be granted is reduced by 4.5. The maximum number of shares of stock that may be delivered to participants in the form of restricted stock awards or restricted stock units is 1,333,333.

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The Company’s only equity compensation program that was not approved by stockholders is its Employee Stock Ownership Plan.
Environmental, Social and Governance Commitment
The Board of Directors and Executive Management of the Company recognize the importance of environmental, social and governance (“ESG”) matters to our employees, customers, communities and stockholders, and our responsibility to address these matters as a Company to ensure long-term success. In addition to social and governance related matters discussed in this Proxy Statement, we have included a disclosure on ESG in our 2021 Annual Report, which can be found at www.eNorthfield.com/proxy. Further, we refer you to our Corporate Social Responsibility report, which can be found at www.enorthfield.com/corporate-social-responsibility. Among other activities highlighted therein are a voluntary employee Environmental Impact Committee and our commitment to responsible business practices and maintaining ethical behavior throughout our organization.

[24]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management, the section included in this Proxy Statement entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Proxy Statement. The members of the Compensation Committee at December 31, 2021 were: Paul V. Stahlin, who currently serves as Chair, Annette Catino, Timothy C. Harrison, and Karen J. Kessler.
Compensation Discussion and Analysis
Persons Covered. This Compensation Discussion and Analysis (CD&A) addresses 2021 compensation for the following executive officers: Steven M. Klein, President and Chief Executive Officer; William R. Jacobs, Executive Vice President and Chief Financial Officer; David V. Fasanella, Executive Vice President and Chief Lending Officer; Tara L. French, Executive Vice President and Chief Risk Officer, and Robin Lefkowitz, Executive Vice President-Business Development, Branch Administration and Deposit Operations. These executives are referred to in this discussion as the “Named Executive Officers.”
Executive Summary. The Company strives to create a competitive compensation program that rewards sustained financial performance and safeguards the long-term success of the Company within appropriate risk management objectives.
The Compensation Committee focuses on aligning the executive compensation program to the key strategic objectives and financial performance of the Company. As part of its evaluation the Committee considered the strong financial performance of the Company for 2021 as compared to 2020, including consideration of the following:
•	91% increase in diluted earnings per share
•	15% increase in net interest margin
•	26% increase in lower cost transaction account deposits
•	48% increase in Commercial and Industrial Loans, excluding Paycheck Protection Program Loans
•	Improved efficiency, continued strong asset quality, and compliance with all board-established risk guidelines
Our recruitment, development and compensation programs are designed to attract, motivate and retain superior and diverse executive talent, and reward individual and collective contributions.
Additionally, our executive compensation program is designed to:
•	Align the interests of our executives with those of our stockholders;
•	Offer competitive base salaries aligned to market practices and benchmarked to the 50th percentile of our peer group;
•	Achieve balance among:
○	short-term and long-term performance;
○	fixed- and performance-based compensation;
○	cash and equity;
•	Link annual cash incentive compensation directly to performance:
○	focused on the Company’s strategic objectives;
○	appropriately balanced corporate goals;
○	targeted to reasonable payouts compared to base salaries;

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•	Provide equity incentives as a significant component of total compensation:
○	benchmarked to the market practices of other institutions within our peer group;
○	balanced between time-based and performance-based vesting;
○	vested over a number of years to focus on longer-term performance;
•	“Clawback” incentive compensation (cash and equity) if certain events occur, such as discovery of materially incorrect financial information or restatement of financial statements;
•	Promote ownership in the Bancorp through:
○	robust stock ownership guidelines;
○	prohibitions against hedging and borrowing against Bancorp stock;
•	Provide continuity of leadership through the select use of employment and change-in-control agreements:
○	aligned with current market practices by role;
○	no “evergreen” provisions;
○	using a “double-trigger” for severance payment;
○	excluding tax “gross-up”;
○	payment formula weighted toward base salary and cash incentive compensation, with limited health and welfare benefits and no severance payments for retirement benefits or perquisites; and
•	Provide health, welfare, and retirement benefits comparable with other Company employees and perquisites comparable to executives in the community banking marketplace.
Role of the Compensation Committee. The Compensation Committee of the Board of Directors, subject to ratification by the Board of Directors, oversees and approves the compensation of Named Executive Officers including the oversight and administration of the cash incentive compensation plans for Named Executive Officers. In addition, the Compensation Committee conducts an annual performance review of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviews the performance of the other Named Executive Officers. The Compensation Committee also administers all of the Company’s equity incentive plans, including the plans in which the Named Executive Officers participate. The Board of Directors has ultimate authority to ratify the compensation of all executive officers, including the Named Executive Officers. For purposes of this CD&A, the Compensation Committee is referred to as the “Committee.”
The Committee has a formal charter that describes the Committee’s scope of authority and its duties, which is available on our website at www.eNorthfield.com.
The Committee consists of four directors, all of whom are “independent” as set forth in the listing requirements for NASDAQ securities. No member of the Committee receives compensation related to the activities of the Company, except for services in his or her capacity as a board member. The Nominating and Corporate Governance Committee of the Board of Directors evaluates the independence of Committee members at least annually, using the standards contained in NASDAQ listing requirements. This evaluation, and the determination that each member of the Committee is independent, was made most recently in March 2022.
Role of Officers in Committee Activities. The officers who serve as a resource to the Committee are the Chief Executive Officer, Chief Risk Officer, Enterprise Risk Manager, and Director of Human Resources. These officers provide the Committee with input regarding, among other things, employee compensation philosophy, processes, risk considerations, and compensation matters regarding employees, including the Named Executive Officers. This communication assists in the design and alignment of compensation programs throughout the Company. In addition to providing factual information such as Company-wide performance on relevant measures, these executives articulate management’s views on current compensation programs and processes, recommend relevant performance measures to be used for future evaluations, and otherwise supply information to assist the Committee. The Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers, and expresses to the Committee their views on the appropriate levels of compensation for the other Named Executive Officers for the ensuing year. At the request of the Committee, the Chief Executive

[26]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

Officer and Director of Human Resources communicate directly with third-party consultants, provide third-party consultants with Company-specific data and information, and assist in the evaluation of the estimated financial effect regarding any proposed changes to the various components of compensation.
Officers participate in Committee activities purely in an informational and advisory capacity and have no vote in the Committee’s decision making process. The Chief Executive Officer does not attend those portions of Committee meetings during which his performance is evaluated or his compensation is being determined. In addition, the Committee meets in executive session, as appropriate, without management being present.
Use of Advisors. The Committee engages independent compensation consultants to assist in the compensation process for Named Executive Officers. Compensation consultants are retained by and report directly to the Committee. The consultants have the freedom to provide independent recommendations to the Committee, based on their research and experience, within the scope of contracted services. Independent consultants to the Committee provide services to management only in relation to activities of the Committee. Consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other companies, including community banks in the Company’s marketplace. The consultants also provide peer proxy statement and survey data, and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for base salary, equity awards, and cash incentives from the comparison group proxy statements and survey data. The Committee evaluates, at least annually, the experience, performance, independence, and tenure of the consultants and affirmatively engages them for services in the upcoming year.
The Committee’s practice has been to undertake, with the assistance of an independent compensation consultant, a comprehensive assessment of executive compensation every three years, and annually utilizes its independent consultant to provide ongoing market trends and guidance for pay structures and other matters in the intervening years. The Committee completed its last triennial comprehensive assessment in 2019 (the “Comprehensive Compensation Review”) which was the basis, supplemented by current market data of executive compensation practices, for 2021 executive compensation decisions. The next triennial comprehensive assessment is expected to occur in 2022, and will be the basis for 2023 executive compensation decisions.
For 2021, the Committee engaged Pearl Meyer, an independent firm and leading provider of compensation consulting services, as its advisor on executive and Board compensation matters. Pearl Meyer assisted the Committee with its annual review of the Company’s executive compensation program, including a risk review of all incentive compensation plans in order to determine that all incentive compensation plans were designed and administered with an appropriate level of oversight and internal controls, and that inappropriate risk taking behaviors were minimized, a review of the annual CD&A, Committee Charter, and employment agreements.
In September 2021, the Committee discontinued its engagement with Pearl Meyer and engaged Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), a leading provider of compensation consulting services in the banking industry.
The Committee regularly reviews the services, performance, and independence of its outside advisors. Pearl Meyer’s independence was last reviewed against the requirements of the SEC and NASDAQ in February 2021, and they were found to meet all of the criteria for independence. As part of its engagement, the Committee reviewed the independence of Aon in November 2021, and they were found to meet all of the criteria for independence.
For 2021, the Committee also utilized the firm of Luse Gorman, PC (“Luse Gorman”) to provide consultation regarding legal matters related to the functioning of the Committee, including interpretation of applicable rules and regulations and consultation on legal documents pertaining to Named Executive Officers’ employment and change-in-control agreements, benefit plans, and in 2021, the drafting of the 2021 Management Cash Incentive Plan and equity award agreements under the 2019 Equity Incentive Plan. The Committee does not utilize Luse Gorman for compensation consultation. The Committee regularly reviews the services provided by Luse Gorman. Luse Gorman also provides services to the Company related to SEC and regulatory matters.
Compensation Objectives and Philosophy. The overall objectives of the Company’s compensation programs are to attract, motivate, retain, and reward employees and officers (including the Named Executive Officers) for sustained financial performance, and to provide competitive compensation, including cash and equity incentive compensation, to attract diverse talent to the Company, consistent with effective risk management. Our executive compensation program is designed to reward the Named Executive Officers based on their level of assigned management responsibilities, individual experience and performance levels, and knowledge of banking and our

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business. The methods used to achieve these objectives are influenced by the compensation and employment practices of our competitors within the financial services industry, and elsewhere in the marketplace, for executive talent. Other considerations include each Named Executive Officer’s individual and collective contributions in achieving both financial and non-financial goals.
Our 2021 compensation program for our Named Executive Officers includes three key components. The first component is base salary, which is designed to provide a reasonable level of predictable income commensurate with market standards for the position held. The second component is an annual cash incentive plan, designed to reward our executives for attaining specific performance goals that support the strategic objectives of the Company. The third component is equity incentive awards in the form of Company common stock and common stock units and to a lesser extent, options to purchase Company common stock at a specified price. We also provide benefits and perquisites to the Named Executive Officers at levels that are competitive and appropriate for their roles.
Benchmarking. Our compensation program is periodically evaluated in relation to benchmark data derived from information reported in publicly available proxy statements and from market survey data. The Committee will generally review and consider updated peer proxy and market survey compensation data every three years. In January 2019, the Committee engaged Pearl Meyer to assist it in completing its Comprehensive Compensation Review of executive and director compensation. For the Comprehensive Compensation Review, Pearl Meyer recommended the peer group below using objective criteria to reflect publicly-traded banks similar in asset size, business model and region to the Company. At time of initial selection, the asset size ranged from approximately $2.7 billion to $10.3 billion. The selected peer group includes companies that have been subsequently acquired.
The Committee approved the use of the following peer group:
Arrow Financial Corporation BCB Bancorp, Inc. Bridge Bancorp, Inc. Bryn Mawr Bank Corporation CNB Financial Corporation Columbia Financial, Inc. ConnectOne Bancorp, Inc.	Customers Bancorp, Inc. Dime Community Bancshares, Inc. Financial Institutions, Inc. First of Long Island Corporation Flushing Financial Corporation Kearny Financial Corp. Lakeland Bancorp, Inc.
Northwest Bancshares, Inc.
OceanFirst Financial Corp.
Oritani Financial Corp.
Peapack-Gladstone Financial Corporation
Provident Financial Services, Inc.
TrustCo Bank Corp NY
Univest Financial Corporation

The next Comprehensive Compensation Review is scheduled to be completed in 2022 and is expected to be conducted by Aon. It will include an updated peer group for purposes of determining 2023 executive (and director) compensation.
Assembling the Components of Compensation. The Committee analyzes the level and relative mix of executive compensation by component (e.g., base salary, short- and long-term incentives, and benefits) and in the aggregate. The Chief Executive Officer provides recommendations to the Committee relating to compensation to be paid to the Named Executive Officers other than themselves. Based on their analysis, the Committee approves each Named Executive Officer’s compensation, subject to ratification by the Board of Directors.
When evaluating the mix of total compensation, the Committee considers among other things, general market practices, benchmarking studies conducted by its independent consultant, the alignment of cash and equity incentive awards with our strategic objectives and Company performance, and the desire to reward performance through incentive compensation within Board-approved risk parameters. The Committee seeks to create appropriate incentives without encouraging behaviors that result in undue risk. These components are periodically evaluated in relation to benchmark data derived from information reported in publicly-available proxy statements and from market survey data.
Base Salary. Base salary is designed to provide a reasonable level of predictable income commensurate with the position, pay levels of similar positions in the market, individual experience, and demonstrated performance. Named Executive Officers are eligible for periodic adjustments to their base salary as a result of their individual performance, market analysis, or significant changes in their duties and responsibilities. The Committee annually reviews and approves base salaries, and changes thereto, for Named Executive Officers, including our Chief Executive Officer.
Base salary amounts were determined based on a review of current market practices and the results of the Comprehensive Compensation Review. The Committee generally targets the 50th percentile (for base salary and

[28]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

short-term cash incentives) of peer proxy and survey data, and a pay range around the median to allow for recognition of each Named Executive Officer’s specific experience, responsibilities and performance, estimated value in the marketplace, and the Committee’s view of each Named Executive Officer’s role in the future success of the Company.
Based on the above, the Committee determined in December 2020, that the following annual base salary adjustments should be made effective March 1, 2021:
Name	2020 Base Salary ($)	Increase (%)	Increase ($)	March 1, 2021 Base Salary ($)
Steven M. Klein	650,000	2.8	18,000	668,000
William R. Jacobs	365,000	2.7	10,000	375,000
David V. Fasanella	342,500	2.8	9,500	352,000
Tara L. French	342,500	3.0	10,275	352,775
Robin Lefkowitz (1)	252,500	18.8	47,500	300,000
(1)	Ms. Lefkowitz’s increase included a market adjustment to closer align her salary to market practice and peer group data.
Cash Incentives. The Committee developed and implemented an executive management cash incentive plan for 2021 (the “2021 Executive Management Cash Incentive Plan”) and established Corporate Goals (as defined below) in January 2021. The 2021 Executive Management Cash Incentive Plan provides performance-based annual cash incentives to reward the Company’s Named Executive Officers for the execution of specific financial elements of our strategic business plans weighted to an executive’s functional area. The Company is required to meet 80% or greater of budgeted net income for the 2021 Executive Management Cash Incentive Plan to activate.
The Committee established the following goals (the “Corporate Goals”) under the 2021 Executive Management Cash Incentive Plan at Target:
Budged Diluted Earnings per Share (“EPS Goal”)	Total Loan Originations (“Loan Goal’)	Commercial and Industrial/Owner Occupied Commercial Real Estate Growth (“C&I Goal”)	Deposit Growth (“Deposit Goal”)	Transaction Deposit Growth (“DDA Goal”)
$1.05	$210 million	$90 million	$221 million	$122.5 million
The Committee also provided for a range of performance around Target, generally from 85% to 120% of the Targets listed above, with increases or decreases to incentive award opportunities as detailed in the table immediately below. In establishing the Corporate Goals for 2021, the Committee determined to exclude changes in Paycheck Protection Program (PPP) loan balances (consistent with the treatment utilized for 2020 cash incentive goals), loan sales and related gains, bank-owned life insurance related gains, and brokered deposits.
The Committee considered several factors in setting Target award opportunities for 2021, including the economic and environmental impacts of COVID-19 on the Company’s business, cash incentive compensation market practices in response to the pandemic, and budgeted 2021 financial results, as compared to 2020 actual results. Based on the above, in January 2021, the Committee set a Targeted total cash incentive award (as a percentage of base salary) of 41.0% for Mr. Klein, and 32.5% for each of Mr. Jacobs, Mr. Fasanella, Ms. French and Ms. Lefkowitz. These Targeted percentages were decreased from 47.5% for Mr. Klein and 37.5% for the other Named Executive Officers from the 2020 Executive Management Cash Incentive Plan and are based on the Target award opportunities and related weightings of the goals as detailed in the next two tables.
Award opportunities set at Threshold/Target/Stretch under the 2021 Executive Management Cash Incentive Plan for each Corporate Goal are as follows (amounts are expressed as a percentage of each Named Executive Officer’s base salary):
Name	EPS Goal (%)	Loan Goal (%)	C&I Goal (&)	Deposit Goal (%)	DDA Goal (%)
Chief Executive Officer	15/50/75	0/15/22.5	15/50/75	0/15/22.5	15/50/75
Executive Vice Presidents(1)	10/40/60	0/10/15	10/40/60	0/10/15	10/40/60
(1)	Excludes Ms. French, Chief Risk Officer

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[29]

The Corporate Goals are weighted as follows for each Named Executive Officer:
Name	EPS Goal (%)	Loan Goal (%)	C&I Goal (%)	Deposit Goal (%)	DDA Goal (%)
Steven M. Klein	50.0	12.5	12.5	12.5	12.5
William R. Jacobs	50.0	12.5	12.5	12.5	12.5
David V. Fasanella	50.0	20.0	20.0	5.0	5.0
Robin Lefkowitz	50.0	5.0	5.0	20	20
Tara L. French	N/A	N/A	N/A	N/A	N/A
Given Ms. French’s role as Chief Risk Officer, she did not have Corporate Goals in 2021. Ms. French’s cash incentive compensation was targeted at the same level as the overall executive vice president team with individual performance goals relevant to operations of the credit department, as well as other risk management objectives. This approach is in alignment with the role of Chief Risk Officer, and with the overall strategic objectives of the Company, while providing appropriate incentive related to key risk performance objectives.
The Committee also considers appropriate risk management elements for all Named Executive Officers, including compliance with Company established risk tolerances in areas including credit quality, asset and liability concentrations, and liquidity and interest rate risk, as well as findings and conclusions of internal audits, external audits and regulatory examinations in assessing the achievement of the Corporate Goals for 2021.
The Committee evaluates the reasonableness and likelihood of attaining designated incentive goals, including stretch (maximum) goals, in an effort to ensure that such targets appropriately reward performance, but do not encourage undue risk taking. Actual performance over the applicable measurement period may exceed or fall short of the targets resulting in the Named Executive Officer receiving an annual incentive cash award that is above or below the targeted level. Annual incentive cash awards granted in prior years are not taken into account by the Committee in the process of setting performance targets for the current year. The Committee believes that doing so would be inconsistent with the underlying reasons for the use of incentive compensation.
In February 2022, the Committee evaluated 2021 performance and achievement of the Corporate Goals for the Named Executive Officers. When reviewing actual 2021 financial performance, the Committee affirmed its original incentive compensation plan design decisions made in January 2021, to exclude from the measures of performance, bank-owned life insurance related gains, loan sales and related gains, changes in PPP loan balances, and brokered deposits. The Committee also determined to exclude from the measure of 2021 performance gains from sales of securities.
Based on the above assessment, the Committee made the following determination as to the achievement of each Corporate Goal (dollars in millions, except for EPS):
Goal	Target ($)	Achievement ($)	Percentage of Target Achieved (%)
EPS	1.05	1.39	132.4
Loan	210.00	230.70	109.9
C&I	90.00	88.50	98.3
Deposit	221.00	209.60	94.8
DDA	122.50	409.70	334.4

[30]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

In recognition of the Company’s strong financial performance in 2021, in accordance with the 2021 Executive Management Cash Incentive Plan, and related Corporate Goals, the Compensation Committee evaluated the level of attainment of each assigned Corporate Goal, and concluded the following cash incentive awards for Messrs. Klein, Jacobs and Fasanella, and Ms. Lefkowitz:
Name	EPS Goal ($)	Loan Goal ($)	C&I Goal ($)	Deposit Goal ($)	DDA Goal ($)	Total Cash Incentive Award ($)	Cash Incentive Award as a Percentage of Base Salary(1) (%)
Steven M. Klein	250,000	12,374	38,440	11,879	62,625	375,818	56.3
William R. Jacobs	112,500	4,631	17,157	4,446	28,125	166,859	44.5
David V. Fasanella	105,600	6,955	25,768	1,669	10,560	150,552	42.8
Robin Lefkowitz	90,000	1,482	5,490	5,691	36,000	138,663	46.2
(1)	Percentage of base salary is calculated using the Named Executive Officer’s annual base salary at December 31, 2021.
For Ms. French, the Risk Committee evaluated, among other things, non-performing loans to total loans, accuracy of loan risk ratings, as measured by changes identified by internal and external auditors and regulatory examinations, and internal controls related to Bank Secrecy Act and Consumer regulatory compliance, and information security, and concluded the cash incentive award of $156,985 or 44.5% of base salary at December 31, 2021.
Actual awards exceeded Target Award Opportunities primarily related to the Company’s strong financial performance related to the EPS Goal and the DDA Goal. The following table details the actual cash incentive award as a percentage of Target Award Opportunity:
Name	Target Award Opportunity ($)	Actual Award(1) ($)	Actual Award as a Percentage of Target Award Opportunity (%)
Steven M. Klein	275,550	375,818	136.4
William R. Jacobs	121,875	166,859	136.9
David V. Fasanella	114,400	150,552	131.6
Tara L. French	114,652	156,985	136.9
Robin Lefkowitz	97,500	138,663	142.2
(1)	Actual awards exclude discretionary bonuses granted for 2021, of $30,000 each for Mr. Fasanella and Ms. Lefkowitz.
Equity Awards. The objective of equity awards is to further align the interests of our employees, including Named Executive Officers, with those of stockholders and to reward sustained performance.
The Committee on an annual basis reviews its equity award grant practices to employees, including Named Executive Officers. The Committee considers prior grants, including the value of such awards, the period over which the awards are earned, and the remaining unvested awards for each Named Executive Officer. The Committee also considers the current market grant practices of institutions within our peer group companies as provided by the Company’s independent compensation consultants. Based upon the above, the Committee determined in January 2021 to grant equity awards to select officers and Named Executive Officers. Named Executive Officers received a total of 29,615 time-vested restricted shares of Company stock vesting on a pro-rata basis over a five year period, beginning one year from the date of grant. Named Executive Officers also received a total of 29,615 performance-based restricted stock units (Performance Awards), with three-year cliff vesting tied to a goal of core return on average assets. The actual Performance Awards can vest above or below the targeted number of shares if core return on average assets exceeds target by 20% or is below target by 5%.
The Performance Awards are also subject to a peer group modifier that provides for up to a 50% increase or decrease in the award achieved based on actual core return on average assets, as compared to the peer group. If the actual achieved core return on average assets is below the 35th percentile of the peer group, the calculated earned award is reduced by 50%, and if the calculated earned award is at or above the 50th percentile of the peer group, the earned award is increased by 50%, with a pro-rata increase in the earned award between the 35th

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[31]

percentile and the 50th percentile. The peer group modifier was added to the calculation of award opportunity as the Committee set the range of award opportunity from threshold to stretch (maximum) below market in consideration of the designated core return on average assets being below historical peer averages. At stretch (maximum) the peer group modifier would result in an award at 225% of target which is at the approximate median of the peer group. See Compensation Tables, Summary Compensation Table and Plan-Based Awards for detailed allocations by Named Executive Officer. Also see “Committee Actions Affecting 2022 Compensation” below for equity grants to executive officers in 2022.
Broad-based Benefits. We also provide to our Named Executive Officers certain broad-based benefits available to all qualifying employees of the Company, as well as fringe benefits and perquisites, and restoration and other termination benefits, not generally available to all qualifying employees of the Company.
The following summarizes the significant broad-based benefits in which the Named Executive Officers were eligible to participate in 2021:
•	a defined contribution 401(k) retirement plan with discretionary employee profit-sharing contributions;
•	an employee stock ownership plan;
•	medical coverage (all employees share in a percentage of the cost, depending on their elections);
•	pre-tax health and dependent care spending accounts; and
•	group life insurance coverage (death benefit capped at $750,000, with the value of the death benefit over $50,000 being reported as taxable income to all employees).
The Northfield Bank Employee Stock Ownership Plan (the “ESOP”) allocates a certain number of shares of the Bancorp’s common stock on an annual basis among plan participants subject to Internal Revenue Code limitations. All eligible employees, including Named Executive Officers, are eligible to participate in the plan.
Executive Benefits and Perquisites. In addition to the broad-based benefits described above, Named Executive Officers received the following fringe benefits and perquisites in 2021:
•
all Named Executive Officers may participate in a nonqualified deferred compensation plan. The plan provides restoration of benefits capped under Northfield Bank’s broad-based benefits due to Internal Revenue Code salary limitations or limitations due to participation requirements under tax-qualified plans. The plan also permits elective salary and cash incentive award deferrals;

•	all Named Executive Officers are reimbursed for appropriate spousal/partner expenses for attendance at certain business events;
•	all Named Executive Officers are provided a cellular allowance of up to $120 per month for business usage;
•	Mr. Klein is provided full-time use of a company-maintained vehicle and reimbursement for reasonable costs associated with a golf club membership;
•	Mr. Jacobs and Ms. French each received a monthly automobile allowance of $875; and
•	Mr. Fasanella and Ms. Lefkowitz each received a monthly automobile allowance of $1,250.
In lieu of a monthly automobile allowance, Mr. Klein received use of an automobile (including all operating expenses) leased or owned by Northfield Bank for business and personal use. Personal use of the automobile including normal commuting is reported as taxable income to Mr. Klein.
The Committee reviews the other components of executive compensation (broad-based benefits, and executive benefits and perquisites) on an annual basis. Changes to the level or types of broad-based benefits within these categories, including considerations relating to the addition or elimination of benefits and plan design changes, are made by the Committee on an aggregate basis with respect to the group of employees entitled to those benefits, and not necessarily with reference to a particular Named Executive Officer’s compensation. Decisions about these components of compensation are made without reference to the Named Executive Officers’ salary and annual cash incentives, as they involve issues of more general application and often include consideration of trends in the industry or in the employment marketplace.
Executive Agreements. In addition to the components of executive compensation described above, each Named Executive Officer is a party to an employment agreement with Northfield Bank. See “Employment

[32]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

Agreements” for a description of these agreements and “Potential Payments to Named Executive Officers” for information about potential payments to these individuals upon termination of their employment with Northfield Bank. The employment agreements contain no payment provisions for tax gross-ups to executives under any circumstance.
The employment agreements are designed to allow the Company to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to Northfield Bank’s operations. In addition, the Committee believes that the employment agreements better align the interests of the executive with those of our stockholders. The Committee believes that these agreements allow executives to more objectively evaluate opportunities for stockholders without causing undue personal financial conflicts.
The Committee reviewed prevailing market practices, consulted with Pearl Meyer on the competitiveness and reasonableness of the terms of the agreements, and negotiated the agreements with the individuals. The Committee believes such agreements are competitive market practice and necessary to retain executive talent.
The employment agreements for all Named Executive Officers are for a term of three years, and are reviewed annually by the Committee of the Board of Directors for renewal. The agreements provide for salary and incentive cash compensation payments, as well as additional post-employment benefits, primarily health benefits for a period not to exceed 18 months (or equivalent cash payments), under certain conditions, as defined in the employment agreements. The benefits provided under the agreements are for three years as related to Mr. Klein, and two years for all other Named Executive Officers. See “Employment Agreements” for further discussion.
Exceptions to Usual Procedures. The Committee may recommend to the Board of Directors that they approve the payment of special cash compensation to one or more Named Executive Officers in addition to payments approved during the normal annual compensation-setting cycle. The Committee may make such a recommendation if it believes it would be appropriate to reward one or more Named Executive Officers in recognition of contributions to a particular project, or in response to competitive and other factors that were not addressed during the normal annual compensation-setting cycle.
The Committee evaluated the contributions and successes of each Named Executive Officer, and considered, among other things, the successes in lending and business development, particularly related to transaction account deposit growth, and growth in commercial and industrial lending (excluding PPP loans) and made a determination to award discretionary bonuses of $30,000 each for Mr. Fasanella, and Ms. Lefkowitz.
The Committee will consider off-cycle compensation adjustments whenever a Named Executive Officer’s status, role or responsibilities change, or an executive officer is hired. The Committee may depart from the compensation guidelines it would normally follow for executives in the case of outside hires.
The Committee considers, but is not bound by, the tax treatment of each component of compensation. Effective January 1, 2018, under Federal tax legislation, commonly known as the Tax Cuts and Jobs Act, the performance-based compensation exception to Section 162(m) was eliminated so that compensation awarded after November 2, 2017, and paid in 2018 or later to a Named Executive Officer or other “covered employee” (as defined in Section 162(m)) in excess of $1 million generally is non-deductible by the Company.
Committee Actions Affecting 2022 Compensation. In November 2021, Aon assisted the Committee with its annual discussion of general current market practices, trends, and benchmarking related to base salaries, cash incentive compensation, equity compensation, and provided assistance in the development of the 2022 Management Cash Incentive Plan and related goals and award opportunities.
Aon also provided consultation to the Committee in the granting of equity awards under the Northfield Bancorp, Inc. 2019 Equity Incentive Plan (the “2019 EIP”) approved by the Bancorp’s stockholders on May 22, 2019 and commenced the annual market update of executive compensation for 2022.
In January 2022, in connection with the Committee’s annual compensation review, including consideration of current market practices provided by Aon, and in recognition of strong performance, a determination was made to increase Mr. Klein’s annual base salary to $700,000; Mr. Jacobs’ annual base salary to $390,500, Mr. Fasanella’s annual base salary to $370,000; Ms. French’s annual base salary to $366,500; and Ms. Lefkowitz’s annual base salary to $315,500. The Committee continues to target the 50th percentile of the peer data, with adjustments for role, responsibilities and experience, with 2022 base salaries for Named Executive Officers generally being at or below the 50th percentile.

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[33]

In January 2022, the Committee also granted equity awards to each of the Named Executive Officers. The equity awards value was targeted at approximately 45.0% of base salary for Mr. Klein, and 35.0% of base salary for all other Named Executive Officers. Approximately one-half of the targeted value for each Named Executive Officer is in the form of performance-based restricted stock units (“Performance Awards”), with three-year cliff vesting tied to a goal of core return on average assets. The actual Performance Awards can vest above or below the targeted number of shares if core return on average assets exceeds target by 20% or is below target by 5%. The remaining equity awards are in the form of restricted stock, with annual vesting on a pro-rata basis over a three-year period.
In January 2022, the Committee also approved the 2022 Executive Cash Incentive Plan. The plan contains similar terms and conditions as the 2021 Executive Management Cash Incentive Plan, except that the Committee determined that it was appropriate to include ESG goals weighted at an aggregate of 10% for each Named Executive Officer.
CEO Pay Ratio
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the Company’s median employee annual total compensation to the total annual compensation of the principal executive officer (the “CEO”). The Company’s CEO is Steven M. Klein. Our CEO total compensation to median employee pay ratio is calculated in accordance with Item 402(u) of Securities and Exchange Commission Regulation S-K. For 2021 reporting, we applied the same methodology as in 2020. We have identified the median employee by examining the 2021 total cash compensation (base and bonus) for the active employees, excluding our CEO, who were employed by us on December 31, 2021, the determination date, and the last day of our payroll year. We included all employees, whether employed full-time or part-time. We annualized the base salaries of those individuals employed for less than the full year based on their part-time or full-time status.
We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute equity awards to all employees. After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our Named Executive Officers as set forth in the 2021 Summary Compensation Table below in this Proxy Statement.
The annual total compensation for our CEO for the year ended December 31, 2021, was $1,466,249, and for the Median Employee was $67,607. The resulting ratio of our CEO’s pay to the pay of our Median Employee for 2021 was approximately 22 to 1.

[34]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

Compensation Tables
Summary Compensation Table. The following table sets forth certain information for the three years ended December 31, 2021, as to the total remuneration we paid to our Named Executive Officers:
Summary Compensation Table
Name and principal position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards ($)	Bonus ($)	Non-equity incentive plan compensation ($)	All other compensation(2) ($)	Total ($)
Steven M. Klein, President and Chief Executive Officer	2021	665,231	283,909	—	—	375,818	141,291	1,466,249
	2020	650,000	227,506	—	16,250	263,574	134,031	1,291,361
	2019	595,000	—	—	—	197,476	184,097	976,573
William R. Jacobs, Executive Vice President and Chief Financial Officer	2021	373,461	121,870	—	—	166,859	77,728	739,918
	2020	365,000	91,256	—	9,125	116,138	65,410	646,929
	2019	340,000	—	—	—	99,420	83,325	522,745
David V. Fasanella Executive Vice President and Chief Lending Officer	2021	350,538	114,404	—	30,000	150,552	60,474	705,968
	2020	342,500	85,626	—	17,125	89,598	51,469	586,318
	2019	330,000	—	—	—	101,142	23,360	454,502
Tara L. French, Executive Vice President and Chief Risk Officer	2021	351,194	114,404	—	—	156,985	59,179	681,762
	2020	342,500	85,626	—	8,563	108,979	46,007	591,675
	2019	332,500	—	—	—	97,227	62,752	492,479
Robin Lefkowitz, Executive Vice President, Business Development and Branch Administration	2021	292,646	97,496	—	30,000	138,663	80,748	639,553
	2020	252,500	62,988	—	12,625	94,631	58,076	480,820
	2019	242,500	—	—	—	67,496	75,671	385,667
(1)
Represents the aggregate grant date fair value of time-vesting and performance-vesting awards to the employee. The grant date fair values of the performance-vesting portion of the awards granted in 2021 are computed at Target performance achievement and amounted to $141,955, $60,935, $57,202, $57,202, and $48,750 for Messrs. Klein, Jacobs, and Fasanella, Ms. French, and Ms. Lefkowitz, respectively. The grant date fair values of the performance-vesting portion of the awards granted in 2021 at Stretch (Maximum) performance, including adjustment for the peer group performance modifier would be $319,398, $137,103, $128,705, $128,705, and $109,628, for Messrs. Klein, Jacobs, and Fasanella, Ms. French, and Ms. Lefkowitz, respectively. The grant date fair values of the performance-vesting portion of the awards granted in 2020 are computed at Target performance achievement and amounted to $113,753, $45,628, $42,813, $42,813, and $31,494 for Messrs. Klein, Jacobs, and Fasanella, Ms. French, and Ms. Lefkowitz, respectively. The grant date fair values of the performance-vesting portion of the awards granted in 2020 at Stretch (Maximum) performance, including adjustment for the peer group performance modifier would be $255,944, $102,663, $96,329, $96,329, and $70,861, for Messrs. Klein, Jacobs, and Fasanella, Ms. French, and Ms. Lefkowitz, respectively.

(2)
The individuals listed in this table participate in certain medical and dental coverage plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms, and operation. The amounts shown below for each individual for the year ended December 31, 2021, include our direct out-of-pocket costs (reduced for Mr. Klein, in the case of the figures shown for automobiles, by the amount that would otherwise have been paid in cash reimbursements during the year for business use) for the following items:

	Mr. Klein	Mr. Jacobs	Mr. Fasanella	Ms. French	Ms. Lefkowitz
Employer contributions to qualified and nonqualified deferred compensation plans	$114,778	$65,093	$41,739	$44,053	$54,734
Automobile	23,215	10,500	15,000	10,500	15,000
Dividends paid on restricted stock awards(a)	633	254	238	238	8,615
Other(b)	2,665	1,881	3,497	4,388	2,399
Total	$141,291	$77,728	$60,474	$59,179	$80,748
(a)	Amounts represent dividends paid upon the vesting of restricted stock awards that were withheld while the restricted stock awards were unvested.
(b)	Includes spousal reimbursement for business travel, welfare benefits, and cell phone and data usage.
Plan-Based Awards. As further discussed in “Compensation Discussion and Analysis — Assembling the Components of Compensation,” the Company maintained a cash incentive award program and equity incentive award program for its Named Executive Officers for the year ended December 31, 2021.

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The following table sets forth for the year ended December 31, 2021, certain information as to grants of plan-based cash awards:
Grants of Plan-Based Non-Equity Awards
		Estimated future payouts under non- equity incentive plan awards
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)
Steven M. Klein	1/27/21	75,150	275,550	413,325
William R. Jacobs	1/27/21	28,125	121,875	182,813
David V. Fasanella	1/27/21	26,400	114,400	171,600
Tara L. French	1/27/21	26,458	114,652	171,978
Robin Lefkowitz	1/27/21	22,500	97,500	146,250
See “Compensation Discussion and Analysis - Cash Incentives,” for actual awards made under the 2021 Executive Management Cash Incentive Plan.
The following table sets forth for the year ended December 31, 2021, certain information as to grants of plan-based equity awards:
Grants of Plan-Based Equity Awards Estimated future payouts under equity incentive plan awards
Name	Grant date(1)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards: Number of shares of stock or units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Steven M. Klein	1/29/21	2,871	11,485	25,841	11,485	283,909
William R. Jacobs	1/29/21	1,233	4,930	11,093	4,930	121,870
David V. Fasanella	1/29/21	1,157	4,628	10,413	4,628	114,404
Tara L. French	1/29/21	1,157	4,628	10,413	4,628	114,404
Robin Lefkowitz	1/29/21	986	3,944	8,874	3,944	97,496
(1)
Represents the grant date fair value of time-vesting and performance-vesting awards to each Named Executive Officer at Target. Threshold and Maximum amounts for performance-vesting awards includes the effect of the peer performance modifier.

The following table sets forth certain information regarding stock awards and stock options outstanding at December 31, 2021, for the Named Executive Officers:
Outstanding Equity Awards at Fiscal Year-end
	Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (exercisable) (#)	Number of securities underlying unexercised options (unexercisable) (#)	Option exercise price ($)	Option expiration date(1)	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(2) ($)
Steven M. Klein	6/11/14	186,004	—	13.13	6/11/24	—	—
	5/27/15	135,000	—	14.76	5/27/25	—	—
	11/1/17	40,000	—	16.89	11/1/27	—	—
	2/17/20	—	—	—	—	12,951	209,288
	1/29/21	—	—	—	—	22,970	371,195
William R. Jacobs	5/27/15	12,000	—	14.76	5/27/25	—	—
	2/17/20	—	—	—	—	5,195	83,951
	1/29/21	—	—	—	—	9,860	159,338
David V. Fasanella	2/17/20	—	—	—	—	4,874	78,764
	1/29/21	—	—	—	—	9,256	149,577
Tara L. French	9/19/17	12,500	—	16.17	9/19/27	—	—
	2/17/20	—	—	—	—	4,874	78,764
	1/29/21	—	—	—	—	9,256	149,577
Robin Lefkowitz	6/11/14	18,000	—	13.13	6/11/24	—	—
	5/27/15	10,000	—	14.76	5/27/25	—
	11/16/16	40,000	—	18.44	11/16/26	—	—
	2/17/20	—	—	—	—	3,586	57,950
	1/29/21	—	—	—	—	7,888	127,470
(1)	Stock options expire if unexercised 10 years from the grant date.
(2)	Amount is based on $16.16 per share, which is the last reported closing price of the Bancorp’s common stock on December 31, 2021. Restricted stock units represent a Target level of performance.

[36]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

The following table provides information concerning stock option exercises and the vesting of stock awards for each Named Executive Officer during 2021:
	Options Exercised and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven M. Klein	91,996	329,346	1,439	19,340
William R. Jacobs	—	—	577	7,755
David V. Fasanella	—	—	542	7,284
Tara L. French	—	—	542	7,284
Robin Lefkowitz	—	—	4,398	77,029
Nonqualified Deferred Compensation Plan. Northfield Bank maintains a nonqualified deferred compensation plan to provide for the elective deferral of non-employee director fees by participating members of the Boards of Directors, and the elective deferral of compensation and/or performance-based compensation payable to eligible employees of the Bancorp and Northfield Bank. A designated amount of director fees, compensation and/or performance based compensation may be deferred until one of the specified events in the plan occurs, which permits all or part of the monies so deferred, together with earnings, to be distributed to participants or their beneficiaries.
In addition, the plan provides eligible employees of Northfield Bank with supplemental retirement income from Northfield Bank when such amounts are not payable under the contribution formula of the Northfield Bank 401(k) Savings Plan, due to reductions and other limitations imposed under the Internal Revenue Code.
Members of the Boards of Directors of the Bancorp and Northfield Bank, and certain employees, are eligible to participate in the plan. Eligible directors or employees become participants upon agreeing in a written enrollment agreement to defer any portion of their trustee fees, director fees, compensation, and/or performance-based compensation. In the Company’s sole discretion, each participant may request that his or her deferred compensation account be deemed to be invested in any one or more of the investment options available to the Company. A participant may periodically request a change to his or her investment allocation deemed available under the plan. In the event any participant fails to direct the investment of his or her deferred compensation account, or to the extent the employer chooses not to honor the participant’s request, the deferred compensation account will be deemed to bear interest at the rate prevailing for 30-year United States Treasury Bonds.
With respect to amounts of deferred director fees, deferred compensation or performance-based compensation, distributions will be made under the plan in the event of the participant’s retirement, death, termination due to disability, separation from service prior to the participant’s retirement date, upon the establishment of an unforeseeable emergency, upon a change in control, or upon the attainment of a specific date of distribution in a single lump sum or in up to 15 annual installment payments, as designated by the participant in his or her enrollment agreement. In the case of an unforeseeable emergency, the amounts distributed will not exceed the amounts necessary to satisfy the emergency plus an amount necessary to pay any taxes owed on the distribution. In the event the participant fails to designate a payment schedule on his enrollment agreement or if the entire balance credited to the participant’s account is less than $10,000, payment will be made in a single lump sum. In the event a participant dies before receiving the full amount of his benefit, the remaining amounts will be paid to the participant’s designated beneficiary according to the participant’s form of election or, if there is no designated beneficiary at the time of the participant’s death, to the participant’s estate in a single lump sum. Distributions to certain “specified employees” on account of their separation from service may be delayed for six months, if necessary, to comply with Internal Revenue Code Section 409A.
In addition, the nonqualified deferred compensation plan provides for benefits which supplement those paid under the 401(k) Savings Plan in the event of normal, early or postponed retirement, death, or termination of service. Such benefits will be equal to the sum of: (i) the maximum amount of employer matching contributions provided to a participant each calendar year, assuming a participant’s maximum contributions, reduced by the amount of employer matching contributions made for the participant under the 401(k) Savings Plan for such year, adjusted by gains and losses; (ii) commencing January 1, 2000, the amount of employer matching contributions not credited to a

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[37]

participant’s 401(k) Savings Plan account as a result of an employer error, adjusted by gains and losses, if any; and (iii) the maximum amount of discretionary employer contributions that would be provided to a participant under the 401(k) Savings Plan, assuming an allocation without taking into account the limitations imposed by the Internal Revenue Code, reduced by the amount of discretionary employer contributions actually made to a participant under the 401(k) Savings Plan for each such year, adjusted by gains and losses, if any. Benefits payable under this plan that supplement matching contributions under the 401(k) Savings Plan will be aggregated with benefits payable under the Supplemental ESOP (described below). Upon the occurrence of a distribution event, such benefits will be payable in either a lump sum or installments over a period of up to 15 years, at the election of the participant made in accordance with Section 409A of the Internal Revenue Code.
The nonqualified deferred compensation plan is considered an unfunded plan for tax and Employee Retirement Income Security Act purposes. All obligations owing under the plan are payable from the general assets of the Company and are subject to the claims of the Company’s creditors.
Supplemental Employee Stock Ownership Plan. The Northfield Bank Supplemental Employee Stock Ownership Plan (the “Supplemental ESOP”) is a benefit restoration plan that provides additional cash benefits, equal to the participant’s account balance, at retirement or other termination of employment (or upon a change in control) to participants who are key employees, who are approved by the Compensation Committee and whose benefits under the tax-qualified ESOP, described below, are limited by tax law limitations applicable to tax-qualified plans. In 2021, Messrs. Klein and Jacobs, and Ms. French were the only participants receiving a benefit from this plan. The Supplemental ESOP credits each participant who also participates in the tax-qualified ESOP with an annual amount equal to the sum of the difference (expressed in dollars) between (a) the number of shares of common stock of Northfield Bancorp, Inc. that would have been allocated to the participant’s account in the employee stock ownership plan, but for the tax law limitations, plus earnings thereon, and (b) the actual number of shares allocated to the participant’s account in the employee stock ownership plan plus earnings thereon. In each case, the number of shares will be multiplied by the fair market value of the shares on the allocation date to determine the annual allocation amount. Each participant is permitted to make investment recommendations for the annual amount credited to his or her account among a broadly diversified group of mutual funds selected for investment by a committee appointed by Northfield Bank’s Board of Directors to administer the Supplemental ESOP. Northfield Bank has established a rabbi trust to hold assets attributable to the Supplemental ESOP to informally fund its benefit obligation. Northfield Bank, at its discretion, may account for the Supplemental ESOP solely as bookkeeping entries. Whether or not a rabbi trust is established, the participant’s account value is based on the value of the investments in which the participant invests, or is deemed to invest, his account. Benefits distributed to participants from the Supplemental ESOP will be aggregated with benefits payable under the matching contributions portion of the Nonqualified Deferred Compensation Plan (described above). Upon the occurrence of a distribution event, such benefits will be payable in either a lump sum or installments over a period of up to 15 years, at the election of the participant made in accordance with Section 409A of Internal Revenue Code.
The following table sets forth certain information with respect to our nonqualified deferred compensation plans at and for the year ended December 31, 2021:
Nonqualified Deferred Compensation at and for the Year Ended December 31, 2021
Name	Executive contributions in last fiscal year ($)(1)	Registrant contributions in last fiscal year ($)(1)	Aggregate earnings in last fiscal year ($)(2)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last fiscal year end ($)(3)
Steven M. Klein	13,305	45,547	167,422	—	1,160,125
William R. Jacobs	7,469	10,094	8,746	—	89,615
David V. Fasanella	21,033	6,868	7,789	—	96,261
Tara L. French	42,143	7,400	10,498	—	249,699
Robin Lefkowitz	—	758	—	—	758
(1)
Contributions included in the “Executive contributions in last fiscal year” and the “Registrant contributions in last fiscal year” columns are included as compensation for the listed individuals in the Summary Compensation Table.

(2)
Amounts included in the “Aggregate earnings in last fiscal year” are not included as compensation for the listed individuals in the Summary Compensation Table as such earnings are not preferential or “above market.”

(3)
Amounts included in the “Aggregate balance at last fiscal year end” previously were reported as compensation for the listed individuals except to the extent that such balances reflect earnings, all of which were not preferential or “above market.”

[38]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

Disability Coverage
All Named Executive Officers are eligible to purchase supplemental short-term disability coverage through Northfield Bank on the same terms and conditions as other Northfield Bank employees.
Life Insurance Coverage
Named Executive Officers receive life insurance coverage for the term of their employment at Northfield Bank. The benefit is valued at two times their annual base salary, up to a maximum of $750,000. This benefit ceases upon termination of employment and is not transferrable.
Employment Agreements
Northfield Bank has entered into employment agreements with each of the Named Executive Officers. Northfield Bancorp, Inc. is a signatory to each of the agreements for the sole purpose of guaranteeing payments thereunder. Each of these agreements has an initial term of three years. Each year, on the anniversary date of the agreements, the employment agreements for all Named Executive Officers renew for an additional year so that the remaining term will be three years unless notice of nonrenewal is provided to the executive prior to such anniversary date. If a contract is not renewed, the remaining term of the contract will be two years. The Compensation Committee of the Board of Directors conducts a performance evaluation of each executive for purposes of determining whether to renew the employment agreement. The Compensation Committee also evaluates the terms and conditions of the agreements prior to renewal, in consultation with independent third party compensation consultants, to determine that such terms and conditions are competitive with the market for the designated positions. The Compensation Committee will present its findings to the Board of Directors who either will approve renewal or nonrenewal. If the Board determines not to renew an employment agreement, it must give notice to the executive within the prescribed timeframe prior to the anniversary date as provided for in the underlying contract.
The employment agreement for Mr. Klein provides for payments and benefits, as defined in the contract, to be calculated for up to a three-year period and for Messrs. Jacobs and Fasanella, Ms. French, and Ms. Lefkowitz, for up to a two-year period. Each of the contracts was renewed effective January 1, 2022.
Under the employment agreements base salaries for Messrs. Klein, Jacobs, and Fasanella, Ms. French, and Ms. Lefkowitz were $668,000, $375,000, $352,000, $352,775 and $300,000, respectively as of December 31, 2021. In addition to base salary, each agreement provides for, among other things, participation in certain cash incentive programs and other employee retirement benefit and fringe benefit plans applicable to executive employees. Northfield Bank also will pay or reimburse each executive for all reasonable business expenses incurred by the executive in the performance of his/her obligations. In addition, Northfield Bank will pay directly or reimburse Mr. Klein for the expense of leasing an automobile and reasonable expenses associated with the use of such automobile. Each employment agreement may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits under the employment agreement for any period after termination.
Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event the executive’s employment is terminated for reasons other than “just cause” (as defined in the employment agreements), “disability” (as defined in the employment agreements), or death, or in the event the executive resigns during the term of the agreement following:
(i)	the failure to elect or reelect or to appoint or reappoint the executive to the employee position;
(ii)	a material change in the executive’s functions, duties, or responsibilities that would cause the executive’s position to become one of lesser responsibility, importance or scope;
(iii)	a relocation of the executive’s principal place of employment by more than 35 miles from designated areas;
(iv)	a material reduction in the benefits and perquisites of the executive, other than a reduction in pay or benefits of all Northfield Bank employees;
(v)	the liquidation or dissolution of Northfield Bank or Northfield Bancorp, Inc. that would affect the status of the executive; or
(vi)	a material breach of the employment agreement by Northfield Bank;

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[39]

the executive would be entitled to a lump sum cash severance payment and the continuation of certain health and welfare benefits (or a cash equivalent payment if such benefits cannot be provided) for the prescribed period of time after termination of employment, as more fully described under the table “Potential Payments to Named Executive Officers.” Any payment or benefit payable as a result of an executive’s involuntary termination or resignation for good reason (prior to a change in control) is contingent on the executive’s execution and non-revocation of a release of claims against Northfield Bancorp, Inc. and Northfield Bank.
In the event an executive’s employment is terminated (without cause) or the executive resigns in connection with or following a corporate transaction characterized as a “change in control” and due to the occurrence of one of the events described in the immediately preceding paragraph, the executive would also be entitled to a lump sum cash severance payment and the continuation of certain health and welfare benefits, including health and life insurance benefits for the prescribed period of time after termination of employment, as more fully described under the table “Potential Payments to Named Executive Officers.” Payments will be made in a lump sum within 30 days after the date of termination, or, if necessary to avoid penalties under Section 409A of the Internal Revenue Code, no later than the first day of the seventh month following the date of termination. In addition, the executive and his or her family would be entitled, at no expense to the executive, to the continuation of certain health and welfare benefits for 18 months following the date of termination. If such benefits cannot be provided, a lump sum cash payment for the value of such benefits will be made to the executive.
Notwithstanding the foregoing, in the event payments to the executive would result in an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, payments under the employment agreements would be reduced in order to avoid such a result.
The employment agreements provide that in the event of the executive’s disability, the executive’s obligation to perform services under the employment agreement will terminate, and the executive will continue to receive their then current base salary for one year. Such payments will be reduced by the amount of any short- or long-term disability benefits payable under any disability program sponsored by Northfield Bancorp, Inc. or Northfield Bank. If disability payments are not subject to federal income tax, then amounts payable to the executives under the employment agreements shall be tax adjusted assuming a combined federal, state and city tax rate of 38%, for purposes of determining the reduction in payments under the agreement, to reflect the tax-free nature of the disability payments. In addition, the executive and his dependents will continue to be provided with certain medical, dental and other health benefits on the same terms as those provided prior to the executive’s termination for a period of one year.
In the event of the executive’s death, the executive’s estate or beneficiaries will be paid the executive’s base salary for one year and will receive continued medical, dental, and other health benefits for one year on the same terms as those provided prior to the executive’s death.
Upon termination of employment, other than in connection with a change in control, the executives agree not to solicit Northfield Bank’s employees or customers for a period of one year (two years in the case of Mr. Klein if receiving benefits under the agreement). Also, if receiving severance payments under the agreement (other than following a change in control) the executives agree not to compete with Northfield Bank for a period of one year in the case of Messrs. Jacobs and Fasanella, Ms. French, and Ms. Lefkowitz, and two years in the case of Mr. Klein in any city, town or county in which the executive’s normal business office is located and Northfield Bank has an office or has filed an application for regulatory approval to establish an office.

[40]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

Potential Payments to Named Executive Officers
The below table sets forth estimates of the amounts that would be payable to the listed individuals, under their employment agreements and stock option and restricted stock agreements in the event of their termination of employment on December 31, 2021, under designated circumstances. The table does not include vested or accrued benefits under qualified and nonqualified benefit plans or qualified or nonqualified deferred compensation plans that are disclosed elsewhere in this Proxy Statement. The estimates shown are highly dependent on a variety of factors, including but not limited to the date of termination, interest rates, federal, state, and local tax rates, and compensation history. Actual payments due could vary substantially from the estimates shown. For example, the amounts presented in the table below for discharge without Cause or resignation with Good Reason in connection with a change in control have not been reduced to reflect any cut-back required to avoid an excess parachute payment under Section 280G of the Internal Revenue Code. We consider each termination scenario listed below to be exclusive of all other scenarios and do not expect that any of our executive officers would be eligible to collect the benefits shown under more than one termination scenario. If an executive officer is terminated for “just cause” as defined in the employment agreement, the Company has no contractual payment or other obligations under the employment agreement.
	Mr. Klein	Mr. Jacobs	Mr. Fasanella	Ms. French	Ms. Lefkowitz
Disability(1)
Salary continuation	$497,021	$204,021	$181,021	$181,796	$129,021
Acceleration of vesting of equity awards(6)	580,483	243,289	228,341	228,341	185,420
Medical, dental and other health benefits	20,661	144	15,155	—	144
Total	$1,098,165	$447,454	$424,517	$410,137	$314,585
Death(2)
Salary (lump-sum payment)	$668,000	$375,000	$352,000	$352,775	$300,000
Acceleration of vesting of equity awards(6)	580,483	243,289	228,341	228,341	185,420
Medical, dental and other health benefits	20,661	144	15,155	—	144
Total	$1,269,144	$618,433	$595,496	$581,116	$485,564
Discharge Without Cause or Resignation With Good Reason — No Corporate Transaction(3)
Salary (lump sum)	$2,004,000	$750,000	$704,000	$705,550	$600,000
Bonus (lump sum)	701,301	224,684	207,866	214,768	174,752
Medical, dental and other health benefits(4)	53,064	808	34,646	—	1,088
Life insurance contributions(4)	1,046	666	2,544	4,451	781
Total	$2,759,411	$976,158	$949,056	$924,769	$776,621
Discharge Without Cause or Resignation With Good Reason — Corporate Transaction(5)
Salary (lump sum)	$2,004,000	$750,000	$704,000	$705,550	$600,000
Bonus (lump sum – see below)(5)
Relating to Change in Control	839,472	250,526	213,446	235,082	214,512
Relating to Merger of Equals	701,301	224,684	207,866	214,768	174,752
Acceleration of vesting of equity awards(6)	580,483	243,289	228,341	228,341	185,420
Medical, dental and other health benefits	53,064	808	34,646	—	1,088
Life insurance contributions	1,046	666	2,544	4,451	781
Total (Change in Control)	$3,478,065	$1,245,289	$1,182,977	$1,173,424	$1,001,801
Total (Merger of Equals)	$3,339,894	$1,219,447	$1,177,397	$1,153,110	$962,041
(1)
All Named Executive Officers receive, for one year following such disability, base salary for one year. The employment agreement provides the executive with her or his base salary in the first year following disability, reduced by any assumed short-term or long-term disability insurance benefits provided under separate insurance plans we maintain. The amounts due under the employment agreements are reduced by any assumed short-term or long-term disability insurance benefits provided under separate insurance plans on a tax-equivalent basis (assuming a 38% tax rate), if such short-term or long-term disability benefits are excludable for federal income tax purposes. Each Named Executive Officer also receives health benefits previously provided for a period of one year under the same terms immediately prior to termination due to disability.

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[41]

(2)
Each of the employment agreements provides for a lump sum death benefit equal to one year of base salary for each executive. The employment agreements also provide for the continuation of medical, dental, and other health benefits to the executive’s family for a period of one year at the same terms and cost to the executive immediately prior to their death.

(3)
The employment agreement for Mr. Klein provides for the lump-sum payment of: three times base salary; three times the average annual bonus/and or incentive award for three years prior to the year of termination. Employment agreements for Mr. Jacobs, Mr. Fasanella, Ms. French, and Ms. Lefkowitz provide for the lump-sum payment of: two times base salary; two times the average annual bonus/and or incentive award for two years prior to the year of termination.

(4)
Employment agreements for Messrs. Klein, Jacobs, and Fasanella, Ms. French, and Ms. Lefkowitz provide for medical, dental, and other health and welfare benefits to the executive and his family, at no cost to the executive for a period of 18 months from the date of termination. The reported figures reflect the estimated present value of the future health care premiums costs, calculated utilizing similar health care cost increase assumptions we used in measuring our liability for such benefits for financial statement purposes. For purposes of this presentation, the estimated future costs were discounted at a 2% annual compounding rate. The reported figures also include the estimated costs of group term life insurance benefits at a discount rate of 2% compounded annually.

(5)
Each employment agreement provides for severance benefits on termination following a corporate transaction, defined as a Change in Control, only if the executive’s employment is terminated involuntarily or they resign with Good Reason. Under each of the employment agreements, amounts payable under a Change in Control are identical to those payable for “Discharge Without Cause or Resignation With Good Reason — no Corporate Transaction” except that: (i) payments pertaining to bonus and/or incentive awards are based upon the highest annual bonus and/or incentive award earned in any of the three years preceding the year in which the termination occurs in the case of Mr. Klein, and in any of the two years preceding the year in which the termination occurs in the case of Messrs. Jacobs and Fasanella, Ms. French, and Ms. Lefkowitz. All employment agreements limit the total payments to an executive to an amount that is one dollar less than three times the executive’s “base amount” as defined in Section 280G of the Internal Revenue Code. Amount reported as “Bonus” is modified based on whether the corporate transaction is a Change in Control or Merger of Equals, as defined in the 2019 Equity Incentive Plans and related equity award agreements. Although the term “Merger of Equals” is not a defined term in the employment agreements, in the event of a Merger of Equals, followed by a termination without cause or for good reason an executive would receive the same bonus as set forth above under Discharge without cause or Resignation with Good Reason — No Corporate Transaction.

(6)
Equity award agreements for all participants, including Named Executive Officers, provide for the acceleration of unvested equity awards in the event of disability, death, and in certain corporate transactions including a Change in Control as defined under the 2019 Equity Incentive Plans, and a Merger of Equals as defined in the related equity award agreements for all participants. The amounts reported represent the value of unvested equity awards at December 31, 2021, calculated as the sum of: (a) unvested shares of restricted stock and/or restricted stock units (time-based and performance-based) multiplied by the last reported closing price of the Bancorp’s common stock as reported on December 31, 2021, of $16.16 per share. The restricted stock units granted in 2021 limit the acceleration of vesting as a result of disability or death, however, the table above assumes all restricted stock units vest upon disability or death.

Say-on-Pay
At the 2021 Annual Meeting, stockholders voted, on an advisory basis, whether to approve the compensation paid to the Named Executive Officers (“say-on-pay”). A significant majority of the votes, over 97%, were cast in favor of the resolution to approve the executive compensation described in the 2021 Proxy Statement.

[42]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

AUDIT- RELATED MATTERS
Audit Committee Report
The charter of the Audit Committee of the Board specifies that the purpose of the Committee is to assist the Board in its oversight of:
•	monitoring and overseeing the integrity of our accounting and financial reporting process, audits, financial statements and systems of internal controls;
•	monitoring and overseeing the independence and performance of our external auditors, internal auditors and outsourced internal audit consultants;
•	facilitating communication among the external auditors, management, internal auditors, and the outsourced internal audit consultants; and
•
maintaining oversight of the external and internal auditors, including the appointment, compensation, retention and, when considered necessary, the dismissal of the external auditors and the Chief Internal Auditor.

In carrying out these responsibilities, the Audit Committee, among other things:
•	monitors the preparation of quarterly and annual financial reports by the Company’s management;
•
evaluates the length of time the independent registered public accountants have provided services to the Company considering, among other things, their qualifications, industry expertise, and engagement team rotation policies. The Audit Committee also discusses professional practice matters, including training, audit quality processes, and regulatory report findings and related responses;

•
supervises the relationship between the Company and its independent registered public accountants, including: reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants;

•	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, and review of the Company’s internal auditing program; and
•	monitors financial reporting risks assigned to the Committee by the Board under the Company’s Enterprise Risk Management program and reports thereon to the Board.
The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions in which the Committee meets separately with the Company’s independent registered public accountants, the Company’s internal auditors, the Company’s chief financial officer, and SEC counsel.
As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. During 2021, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. The Committee’s review included discussions with the independent registered public accountants of matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with the independent registered public accountants matters relating to their independence, including a review of their audit, written disclosures, and a letter from KPMG LLP to the Audit Committee pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with audit committees concerning independence.

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In addition, the Committee reviewed key initiatives and programs aimed at maintaining the effectiveness of the Company’s internal controls and management’s disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.
Taking all of these reviews and discussions into account, the Committee members recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.
Members of the Audit Committee are: Frank P. Patafio, who serves as Chair, Annette Catino, Gil Chapman, and Paul V. Stahlin.
Policy for Approval of Audit and Permitted Non-audit Services
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving services prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, and other services. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee when expediency is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All audit, and other categories of fees, as applicable, described below were approved either as part of our engagement of KPMG LLP or pursuant to the pre-approval policy described above. The Audit Committee concluded that the provision of all such services, as applicable, by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Auditor Fees and Services
The following table presents fees for professional services rendered by KPMG LLP for 2021 and 2020:
	Year Ended December 31, 2021	Year Ended December 31, 2020
Audit Fees	$690,000	$690,000
Audit-Related Fees	—	$200,000
Total Fees	$690,000	$890,000
The aggregate fees included in the Audit Fees category were fees billed or expected to be billed for the calendar years for the audit of our annual financial statements and the review of our quarterly financial statements.
Audit Fees. Audit fees of $690,000 for the year ended 2021, and $690,000 for the year ended December 31, 2020, were for professional services rendered for the audits of our consolidated financial statements, review of quarterly financial information, and the internal control attestations required under the Sarbanes-Oxley Act of 2002 and the Federal Deposit Insurance Corporation regulations for the years ended December 31, 2021 and 2020.
Audit-Related Fees. There were no audit-related fees incurred for 2021. During 2020, the Company incurred $175,000 in fees for professional services rendered by KPMG LLP in connection with the acquisition of VSB Bancorp, Inc. Also, the Company incurred $25,000 in fees for professional services rendered by KPMG LLP in connection with a registration statement on Form S-4 in conjunction with the acquisition of VSB Bancorp, Inc. and the filing of a registration statement on Form S-8 in conjunction with a securities issuance as part of an employee benefit plan.
Tax Fees or Other Fees. No tax fees or other fees were incurred for 2021 or 2020.

[44]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board of Directors consist of 10 members. Our Bylaws provide that our Board of Directors shall be divided into three classes, and one class of directors is to be elected annually. Our directors are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, subject to mandatory retirement in accordance with the Bancorp’s bylaws, or until their respective successors shall have been elected and shall qualify. Four directors will be elected at the annual meeting and will serve until their successors have been elected and qualified.
The Nominating and Corporate Governance Committee has nominated Gil Chapman, Steven M. Klein, Frank P. Patafio and Paul V. Stahlin to serve as directors for three-year terms.
Each of the nominees is currently a member of the Board of Directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS.
The table below sets forth certain ownership information regarding our Board of Directors and the Named Executive Officers as of March 28, 2022. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Annual Meeting for the election of the nominees identified above. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.
Name(1)	Positions Held in Northfield Bancorp, Inc.	Shares of Common Stock Beneficially Owned(2)	Percent of Class
Annette Catino	Director	390,299(3)	*
Gil Chapman	Director	172,470(4)	*
John P. Connors, Jr.	Director	290,758(5)	*
Timothy C. Harrison	Director	165,578(6)	*
Karen J. Kessler	Director	162,909(7)	*
Steven M. Klein	Chairman, President, and Chief Executive Officer	882,038(8)	1.8%
Gualberto (Gil) Medina	Director	3,422	*
Frank P. Patafio	Director	325,833(9)	*
Patrick L. Ryan	Director	235,708(10)	*
Paul V. Stahlin	Director	39,909(11)	*
David V. Fasanella	Executive Vice President, Chief Lending Officer	43,486(12)	*
William R. Jacobs	Executive Vice President, Chief Financial Officer	103,024(13)	*
Tara L. French	Executive Vice President, Chief Risk Officer	41,473(14)	*
Robin Lefkowitz	Executive Vice President, Branch Administration, Business Development, and Deposit Operations	128,526(15)	*
All Directors and Executive Officers as a group (14 individuals)		2,985,433	6.0%(16)
*	Less than 1%.
(1)	The mailing address for each person listed is 581 Main Street, Suite 810, Woodbridge, New Jersey, 07095.
(2)	See definition of “beneficial ownership” in the table “Voting Securities and Principal Holders Thereof.”

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[45]

(3)
Includes 89,852 shares held jointly with Ms. Catino’s spouse, 6,000 shares held in Ms. Catino’s IRA account, and 37,460 shares held in Ms. Catino’s SEP account. Also includes 107,000 shares that may be acquired within 60 days of March 28, 2022, by exercising options.

(4)
Includes 7,500 shares held in Mr. Chapman’s IRA accounts, 29,111 shares held jointly with Mr. Chapman’s spouse and 6,610 shares held by Mr. Chapman’s spouse. Also includes 107,000 shares that may be acquired within 60 days of March 28, 2022, by exercising options.

(5)
Includes 40,222 shares held in Mr. Connors’ IRA accounts, 14,300 shares held jointly with Mr. Connors’ spouse, and 841 shares held by Mr. Connors’ spouse. Also includes 107,000 shares that may be acquired within 60 days of March 28, 2022, by exercising options.

(6)	Includes 107,000 shares that may be acquired within 60 days of March 28, 2022, by exercising options.
(7)	Includes 3,500 shares held in Ms. Kessler’s IRA account. Also includes 107,000 shares that may be acquired within 60 days of March 28, 2022, by exercising options.
(8)
Includes 56,181 shares held in Northfield Bank’s 401(k) Plan and 44,930 shares allocated to Mr. Klein under Northfield Bank’s ESOP. Also includes 361,004 shares that may be acquired within 60 days of March 28, 2022, by exercising options.

(9)
Includes 97,000 shares held jointly with Mr. Patafio’s spouse and 119,424 shares held by Mr. Patafio’s spouse. Includes 72,516 shares that may be acquired within 60 days of March 28, 2022, by exercising options.

(10)
Includes 135,000 shares held in family trusts, 7,000 shares held by Mr. Ryan’s spouse, 35,000 shares held in Mr. Ryan’s IRA, and 10,000 shares held by a limited liability company controlled by Mr. Ryan.

(11)	Includes 30,000 shares held in Mr. Stahlin’s IRA account.
(12)	Includes 1,998 shares held in Northfield Bank’s 401(k) Plan and 3,301 shares allocated to Mr. Fasanella under Northfield Bank’s ESOP.
(13)
Includes 10,858 shares held in Northfield Bank’s 401(k) Plan, and 27,688 shares allocated to Mr. Jacobs under Northfield Bank’s ESOP. Also includes 12,000 shares that may be acquired within 60 days of March 28, 2022, by exercising options.

(14)	Includes 5,460 allocated to Ms. French under Northfield Bank’s ESOP and 12,500 shares that may be acquired within 60 days of March 28, 2022, by exercising options.
(15)
Includes 21,923 shares held in Northfield Bank’s 401(k) Plan, and 27,498 shares allocated to Ms. Lefkowitz under Northfield Bank’s ESOP. Also includes 68,000 shares that may be acquired within 60 days of March 28, 2022, by exercising options.

(16)
Directors and executive officers beneficially owned 2,985,433 shares of common stock, or 6.0% of the outstanding shares. To calculate ownership percentages of all directors and executive officers as a group, outstanding shares at March 28, 2022, have been increased by 1,061,020 shares, representing options held by all directors and executive officers of Northfield Bancorp, Inc. that may be acquired within 60 days by exercising such options.

[46]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
The compensation of our Principal Executive Officer, our Principal Financial Officer and the other executive officers of the Company named in the Summary Compensation Table (“Named Executive Officers”) is described under “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis,” compensation tables, and related narrative. Stockholders are encouraged to read that section of the Proxy Statement, which discusses our compensation philosophy, objectives, and process for determining compensation with respect to our Named Executive Officers.
In accordance with Section 14A of the Exchange Act, stockholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourage all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 2.

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[47]

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our independent registered public accounting firm for the year ended December 31, 2021, was KPMG LLP. Our Audit Committee has approved the engagement of KPMG LLP to be our independent registered public accounting firm for the year ending December 31, 2022, subject to the ratification of the engagement by our stockholders. At the Annual Meeting, the stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the year ending December 31, 2022. Representatives of KPMG LLP are expected to participate via live audio webcast to respond to appropriate questions and to make a statement if they so desire.
Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of Northfield Bancorp, Inc. and its stockholders.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

[48]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

OTHER INFORMATION
Delinquent Section 16(a) Reports
The Bancorp’s common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. Executive officers and directors of Northfield Bancorp, Inc. and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4, and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership. SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director, or 10% beneficial owner of the shares of common stock to file a Form 3, 4, or 5 on a timely basis. Based upon our review of Forms 3, 4, and 5 provided to us for the year ended December 31, 2021, we believe no director, executive officer or 10% beneficial owner of Northfield Bancorp, Inc. failed to timely file any such required report.
Proxy Solicitation Costs
The cost of solicitation of proxies will be borne by Northfield Bancorp, Inc. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, our directors, officers, and regular employees may solicit proxies personally, by telephone, or other forms of communication without additional compensation. Our Annual Report on Form 10-K for the year ended December 31, 2021, has been mailed or made available online to all stockholders of record as of March 28, 2022. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing us.
Voting by Benefit Plans
If you participate in the Northfield Bank ESOP or if you hold Northfield Bancorp, Inc. common stock through the Northfield Bank Employee Savings Plan (the “401(k) Plan”), you will receive a vote authorization form for the plans that reflect all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of the Bancorp common stock held by the ESOP and allocated shares for which no voting instructions are received or an instruction to “abstain” is received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to provide voting instructions for all shares credited to his or her 401(k) Plan account and held in the Northfield Bancorp, Inc. Stock Fund. Shares for which no voting instructions are given or for which instructions were not timely received will be voted in the same proportion as shares for which voting instructions were received. The deadline for returning your ESOP and 401(k) Plan voting instructions is May 19, 2022. Northfield Bank ESOP and 401(k) Plan Participants will not be able to vote their shares held in the Plans at the Annual Meeting.
Other Matters
The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[49]

Online Delivery of Proxy and Other Materials
We have elected to take advantage of SEC rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need to vote their shares, while also lowering the costs of delivery and reducing the environmental impact of producing and distributing the related proxy materials.
Since April 11, 2022, the proxy materials for the 2022 Annual Meeting (which includes the 2021 Annual Report to Stockholders) have been available at the following website: www.eNorthfield.com/proxy. Stockholders who wish to receive a printed copy of the proxy materials available on this website may request copies in any of the following ways: (1) by telephone at 1-800-579-1639; (2) online at www.proxyvote.com; or (3) send an e-mail to sendmaterial@proxyvote.com, and enter in the subject line your control number that is found in the materials you received. Stockholders who are not eligible to vote at the Annual Meeting may find our 2021 Annual Report to Stockholders and the Notice of 2022 Annual Meeting and Proxy Statement on the Investor Relations portion of our Company website.

[50]	Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
The Notice and Proxy Statement, Annual Report on Form 10-K, Proxy Card, and instructions regarding participation in the live audio webcast are available at www.eNorthfield.com/proxy.
Householding of Proxy Statements and Annual Reports
If you request a copy of the Annual Report on Form 10-K and Proxy Statement, we intend to deliver only one copy of each to multiple registered stockholders sharing the same address unless we receive contrary instructions from one or more of the stockholders. If individual stockholders wish to receive a separate copy of the Annual Report or Proxy Statement, they may call or write and request separate copies currently or in the future as follows:
Corporate Secretary
Northfield Bancorp, Inc.
581 Main Street, Suite 810
Woodbridge, New Jersey 07095
Phone: (732) 499-7200, ext. 2540
Fax: (732) 634-0798
Registered stockholders sharing the same address and receiving multiple copies of the Annual Report and Proxy Statement may request the delivery of a single copy by writing or calling the above address or phone number.
BY ORDER OF THE BOARD OF DIRECTORS

Susan Aufiero-Peters, Esq
Senior Vice President and Corporate Secretary
Woodbridge, New Jersey
April 11, 2022

Northfield Bancorp, Inc. l Proxy Statement for 2022 Annual Meeting	[51]

Northfield Bancorp

NORTHFIELD BANCORP, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 24, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NFBK2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 24, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D69004-Z81909 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NORTHFIELD BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors for the term shown	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gil Chapman - three-year term
02) Steven M. Klein - three-year term
03) Frank P. Patafio - three-year term
04) Paul V. Stahlin - three-year term

The Board of Directors recommends you vote FOR proposals 2 and 3.

such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally, but only one signature is required. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D69005-Z81909

NORTHFIELD BANCORP, INC.
Annual Meeting of Stockholders
May 25, 2022 10:00 a.m. Eastern Time
Revocable Proxy
This Proxy is solicited by the Board of Directors

The undersigned hereby appoints the full Board of Directors (other than those listed as nominees in this proxy), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Northfield Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually only at 10:00 a.m. (Eastern Time) on May 25, 2022. You may also participate in the Annual Meeting, submit questions, and vote online, until voting is closed, at www.virtualshareholdermeeting.com/NFBK2022. The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows. Should the stockholder be present virtually and elect to vote during the Annual Meeting or at any adjournment thereof and after notification to the Corporate Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Corporate Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. The stockholder acknowledges receipt from the Company prior to the execution of this proxy of: the Notice of the Annual Meeting, which gives access to the audited financial statements and a proxy statement dated April 11, 2022 online at www.enorthfield.com/proxy, or the ability to obtain paper copies on the vote site www.proxyvote.com. The Board of Directors recommends a vote "FOR" all nominees listed, and "FOR" proposals 2 and 3.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, AND THIS FORM IS RETURNED SIGNED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Continued and to be signed on reverse side